STANDARD DEFINED CONTRIBUTION
                                 PROTOTYPE PLAN
                               THE GWYNEDD COMPANY
                                   PLAN NO. 01


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                                Table of Contents

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

ARTICLE  1       DEFINITIONS.........................................................................................7
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SECTION 1.       YEAR OF SERVICE:....................................................................................7
SECTION 2.       BREAK IN SERVICE:...................................................................................7
SECTION 3.       HOUR OF SERVICE:....................................................................................7
SECTION 4.       PLAN YEAR:..........................................................................................8
SECTION 5.       COMPENSATION:.......................................................................................8
SECTION 6.       EARNED INCOME:......................................................................................9
SECTION 7.       DISABILITY:.........................................................................................9
SECTION 8.       EMPLOYEE:...........................................................................................9
SECTION 9.       LEASED EMPLOYEE:...................................................................................10
SECTION 10.      HIGHLY COMPENSATED EMPLOYEE:.......................................................................10
SECTION 11.      OWNER-EMPLOYEE:....................................................................................10
SECTION 12.      SELF-EMPLOYED INDIVIDUAL:..........................................................................11
SECTION 13.      NORMAL RETIREMENT AGE:.............................................................................11
SECTION 14.      BENEFITING:........................................................................................11
SECTION 15.      STRAIGHT LIFE ANNUITY:.............................................................................11


ARTICLE 2        ADMINISTRATION.....................................................................................11
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SECTION 1.       APPOINTMENT OF COMMITTEE:..........................................................................11
SECTION 2.       COMMITTEE OFFICERS:................................................................................12
SECTION 3.       INABILITY TO REACH DECISION:.......................................................................12
SECTION 4.       AUTHORITY OF COMMITTEE:............................................................................12
SECTION 5.       EMPLOYER CEASES BUSINESS:..........................................................................12
SECTION 6.       FILLING VACANCY; EMPLOYER:.........................................................................12
SECTION 7.       FILLING VACANCY; COMMITTEE:........................................................................12
SECTION 8.       ERISA BONDING:.....................................................................................13
SECTION 9.       COMMITTEE ASSISTANCE:..............................................................................13
SECTION 10.      INTERPRETATION OF PLAN:............................................................................13
SECTION 11.      DETERMINATION OF ELIGIBILITY:......................................................................13
SECTION 12.      COMMITTEE RECORDS:.................................................................................13
SECTION 13.      MEMBER RESIGNATIONS:...............................................................................14
SECTION 14.      MEMBER COMPENSATION:...............................................................................14
SECTION 15.      INDEMNIFICATION OF MEMBERS:........................................................................14


ARTICLE  3       CLAIMS PROCEDURE...................................................................................14
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SECTION 1.       FILING OF CLAIM:...................................................................................14
SECTION 2.       CLAIM DENIAL:......................................................................................14
SECTION 3.       CLAIM APPEAL:......................................................................................15
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

ARTICLE 4        PARTICIPATION......................................................................................15
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SECTION 1.       ENTRY INTO PARTICIPATION:..........................................................................15
SECTION 2.       ELIGIBILITY COMPUTATION PERIODS:...................................................................15
SECTION 3.       USE OF COMPUTATION PERIODS:........................................................................15
SECTION 4.       ALL YEARS OF SERVICE COUNTED TOWARD ELIGIBILITY EXCEPT AFTER CERTAIN BREAKS IN SERVICE:............15
SECTION 5.       PARTICIPATION UPON RETURN TO ELIGIBLE CLASS:.......................................................16


ARTICLE  5       EMPLOYER CONTRIBUTIONS.............................................................................16
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SECTION 1.       PROFIT-SHARING PLAN:...............................................................................16
SECTION 2.       MONEY PURCHASE PLAN................................................................................18


ARTICLE 6        CASH OR DEFERRED ARRANGEMENT (CODA)................................................................18
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SECTION 1.       PARTICIPATION AND COVERAGE:........................................................................18
SECTION 2.       ELECTIVE DEFERRALS:................................................................................18
SECTION 3.       NEGATIVE ELECTIONS:................................................................................19
SECTION 4.       CONTRIBUTION LIMITATION:...........................................................................19
SECTION 5.       DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS:.........................................................20
SECTION 6.       ACTUAL DEFERRAL PERCENTAGE TEST:...................................................................22
SECTION 7.       DISTRIBUTION OF EXCESS CONTRIBUTIONS:..............................................................24
SECTION 8.       MATCHING CONTRIBUTIONS:............................................................................25
SECTION 9.       FORFEITURES AND VESTING OF MATCHING CONTRIBUTIONS:.................................................25
SECTION 10.      QUALIFIED MATCHING CONTRIBUTIONS:..................................................................25
SECTION 11.      LIMITATIONS ON EMPLOYEE AND MATCHING CONTRIBUTIONS:................................................26
SECTION 12.      DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS:....................................................29
SECTION 13.      QUALIFIED NON-ELECTIVE CONTRIBUTIONS:..............................................................30
SECTION 14.      NONFORFEITABILITY AND VESTING:.....................................................................31
SECTION 15.      DISTRIBUTION REQUIREMENTS:.........................................................................31
SECTION 16.      HARDSHIP DISTRIBUTIONS:............................................................................32
SECTION 17.      TOP-HEAVY REQUIREMENTS:............................................................................33


ARTICLE 7        401(K) SIMPLE PROVISIONS...........................................................................33
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SECTION 1.       RULES OF APPLICATION:..............................................................................33
SECTION 2.       DEFINITIONS:.......................................................................................33
SECTION 3.       CONTRIBUTIONS:.....................................................................................34
SECTION 4.       ELECTION AND NOTICE REQUIREMENTS:..................................................................35
SECTION 6.       TOP-HEAVY RULES:...................................................................................36
SECTION 7.       NONDISCRIMINATION TESTS:...........................................................................36


ARTICLE 8        SAFE HARBOR METHOD CODA............................................................................36
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SECTION 1.       RULES OF APPLICATION:..............................................................................36
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

SECTION 2.       DEFINITIONS:.......................................................................................36
SECTION 3.       ADP TEST SAFE HARBOR:..............................................................................37
SECTION 4.       ACP TEST SAFE HARBOR:..............................................................................38


ARTICLE 9        LIMITATION ON ALLOCATIONS..........................................................................38
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SECTION 1.       PARTICIPATION IN ANOTHER QUALIFIED PLAN............................................................38
SECTION 2        ANNUAL ADDITIONS LIMITATION........................................................................39
SECTION 3.       ANNUAL ADDITIONS LIMIT WHEN OTHER PLAN NOT MASTER OR PROTOTYPE PLAN................................40
SECTION 4.       DEFINITIONS........................................................................................40


ARTICLE 10       EMPLOYEE CONTRIBUTIONS.............................................................................44
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SECTION 1.       NONDEDUCTIBLE CONTRIBUTIONS........................................................................44
SECTION 2.       SEPARATE ACCOUNT...................................................................................44
SECTION 3.       NONFORFEITABILITY OF EMPLOYEE CONTRIBUTIONS........................................................44


ARTICLE 11       FORFEITURE PROVISIONS..............................................................................44
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ARTICLE 12       DISTRIBUTION PROVISIONS JOINT AND SURVIVOR.........................................................45
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ANNUITY REQUIREMENTS................................................................................................45
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SECTION 1.       IN GENERAL.........................................................................................45
SECTION 2.       QUALIFIED JOINT AND SURVIVOR ANNUITY...............................................................45
SECTION 3.       QUALIFIED PRERETIREMENT SURVIVOR ANNUITY...........................................................45
SECTION 4.       DEFINITIONS........................................................................................45
SECTION 6.       SAFE HARBOR RULES..................................................................................48
SECTION 7.       TRANSITIONAL RULES.................................................................................49
SECTION 8.       VESTING ON DISTRIBUTION BEFORE BREAK IN SERVICE, CASH OUTS:........................................50
SECTION 9.       RESTRICTIONS ON IMMEDIATE DISTRIBUTIONS:...........................................................51
SECTION 10.      COMMENCEMENT OF BENEFITS:..........................................................................53
SECTION 11.      EARLY RETIREMENT WITH AGE AND SERVICE REQUIREMENT:.................................................53
SECTION 12       NONTRANSFERABILITY OF ANNUITIES:...................................................................53


ARTICLE 13       REQUIRED MINIMUM DISTRIBUTIONS.....................................................................53
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SECTION 1.       GENERAL RULES......................................................................................53
SECTION 3.       REQUIRED MINIMUM DISTRIBUTIONS DURING THE PARTICIPANT'S LIFETIME AND DEATH DISTRIBUTION PROVISIONS.55
SECTION 5.       DEFINITIONS........................................................................................57
SECTION 6.       TEFRA SECTION 242(B)(2) ELECTIONS..................................................................58
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

SECTION 7        TRANSITION RULES:..................................................................................59
SECTION 8        OPTIONAL FORMS OF BENEFIT:.........................................................................60


ARTICLE 14       DIRECT ROLLOVERS...................................................................................60
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SECTION 1.       ROLLOVER AT DISTRIBUTEE'S ELECTION:................................................................60
SECTION 3.       AUTOMATIC ROLLOVERS................................................................................62
SECTION 4.       ROLLOVERS FROM OTHER PLANS.........................................................................62


ARTICLE 15       VESTING PROVISIONS.................................................................................62
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SECTION 1        DESIGNATION OF VESTING COMPUTATION PERIOD:.........................................................62
SECTION 2        FULL VESTING UPON ATTAINMENT OF NORMAL RETIREMENT AGE:.............................................62
SECTION 3        VESTING BREAK IN SERVICE--1-YEAR HOLDOUT:..........................................................62
SECTION 4        VESTING BREAK IN SERVICE - RULE OF PARITY..........................................................62
SECTION 5        VESTING FOR PRE-BREAK AND POST-BREAK ACCOUNT:......................................................63
SECTION 6        AMENDMENT OF VESTING SCHEDULE:.....................................................................63
SECTION 7.       AMENDMENTS AFFECTING VESTED AND/OR ACCRUED BENEFITS:...............................................63


ARTICLE 16       TOP - HEAVY PROVISIONS.............................................................................64
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SECTION 1        TOP - HEAVY DEFINITIONS:...........................................................................64
SECTION 2        MINIMUM ALLOCATION:................................................................................67
SECTION 3        NONFORFEITABILITY OF MINIMUM ALLOCATION:...........................................................68
SECTION 4        MINIMUM VESTING SCHEDULES:.........................................................................68


ARTICLE 17       TRUSTEE............................................................................................68
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SECTION 1.       RESPONSIBILITY:....................................................................................68
SECTION 2.       ANNUAL VALUATION OF ASSETS; ALLOCATION OF TRUST EARNINGS AND LOSSES:...............................68
SECTION 3.       EARMARKED INVESTMENTS:.............................................................................68
SECTION 4.       RECORDS AND ACCOUNTS OF TRUSTEE:...................................................................69
SECTION 5.       CASH BASIS FOR ACCOUNTS:...........................................................................69
SECTION 6.       ANNUAL REPORTS:....................................................................................69
SECTION 7.       INVESTMENT OF THE TRUST FUND:......................................................................69
SECTION 8.       INVESTMENTS IN POOLED FUNDS:.......................................................................69
SECTION 9.       TRUSTEE'S POWERS:..................................................................................70
SECTION 10.      CONSULTATION WITH COUNSEL:.........................................................................71
SECTION 11.      COMPENSATION AND EXPENSES:.........................................................................71
SECTION 12.      EMPLOYER SECURITIES AND REAL PROPERTY:.............................................................71
SECTION 13.      FUNDING POLICY:....................................................................................71
SECTION 14.      CO-TRUSTEES:.......................................................................................72


ARTICLE 18       AMENDMENT AND TERMINATION..........................................................................72
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SECTION 1.       SPONSOR'S POWER TO AMEND:..........................................................................72
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

SECTION 2.       AMENDMENT BY ADOPTING EMPLOYER:....................................................................72
SECTION 3.       VESTING--PLAN TERMINATION:.........................................................................73
SECTION 4.       VESTING--COMPLETE DISCONTINUANCE OF CONTRIBUTIONS:.................................................73
SECTION 5.       PLAN MERGER--MAINTENANCE OF BENEFIT:...............................................................73


ARTICLE 19       MISCELLANEOUS PLAN PROVISIONS......................................................................73
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SECTION 1.       INALIENABILITY OF BENEFITS:........................................................................73
SECTION 2.       LOANS TO PARTICIPANTS:.............................................................................73
SECTION 3.       EXCLUSIVE BENEFIT:.................................................................................75
SECTION 4.       ERRONEOUS CONTRIBUTIONS:...........................................................................75
SECTION 5.       FAILURE OF QUALIFICATION:..........................................................................75
SECTION 6.       CREDITING SERVICE WITH PREDECESSOR EMPLOYER:.......................................................75
SECTION 7.       USERRA--MILITARY SERVICE CREDIT:...................................................................75
SECTION 8.       PAIRED PLANS:......................................................................................75
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ARTICLE 1       Definitions

Section 1       Year of service:

A year of service is a 12-consecutive month period (computation period) during which the employee completes at least 1,000 hours of service.

Section 2       Break in service:

Break in service will mean a 12-consecutive month period (computation period) during which the participant does not complete more than 500 hours of service with the employer.

Section 3       Hour of service:

Hour of service means:

(1) Each hour for which an employee is paid, or entitled to payment, for the performance of duties for the employer. These hours will be credited to the employee for the computation period in which the duties are performed; and

(2) Each hour for which an employee is paid, or entitled to payment, by the employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference; and

(3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer. The same hours of service will not be credited both under paragraph (1) or paragraph (2), as the case may be, and under this paragraph (3). These hours will be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

Hours of service will be credited for employment with other members of an affiliated service group (under section 414(m)), a controlled group of corporations (under section 414(b)), or a group of trades or businesses under common control (under section 414(c)) of which the adopting employer is a member, and any other entity required to be aggregated with the employer pursuant to section 414(o).

Hours of service will also be credited for any individual considered an employee for purposes of this plan under section 414(n) or section 414(o).

Solely for  purposes of  determining  whether a break in service,  as defined in
Article 1, section 2 for participation and vesting purposes has occurred in a computation period, an

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individual  who is absent from work for  maternity  or paternity  reasons  shall receive credit for the hours of service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The hours of service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (2) in all other cases, in the following computation period.

Service will be determined on the basis of the method selected in the adoption agreement.

Section 4       Plan Year:

Plan year is the 12-consecutive month period designated by the employer in the adoption agreement.

Section 5       Compensation:

Compensation  will mean  compensation  as that term is  defined  in  Article  9, section 4.2 of the plan. For any self-employed individual covered under the plan, compensation will mean earned income. Except as provided elsewhere in this plan, compensation shall include only that compensation which is actually paid to the participant during the determination period and the determination period shall be the period elected by the employer in the adoption agreement. If the employer makes no election, the determination period shall be the plan year.

Notwithstanding the above, if elected by the employer in the adoption agreement, compensation shall not include any amount which is contributed by the employer pursuant to a salary reduction agreement and which is not includible in the gross income of the employee under sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

For plan years beginning on or after January 1, 1994 and before January 1, 2002, the annual compensation of each participant taken into account for determining all benefits provided under the plan for any plan year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

For any plan years beginning after December 31, 2001, the annual compensation of each participant taken into account for determining allocations shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with 401(a)(17)(B) of the Code. Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to

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annual compensation for the determination period that begins with or within such calendar year.

If a determination period consists of fewer than 12 months the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

If compensation for any prior determination period is taken into account in determining a participant's allocations for the current plan year, the compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that prior period. For this purpose, in determining allocations in plan years beginning on or after January 1, 1989, the annual compensation limit in effect for determination periods beginning before that date is $200,000. In addition, in determining allocations in plan years beginning on or after January 1, 1994, the annual compensation limit in effect for determination periods beginning before that date is $150,000.

Section 6       Earned income:

Earned income means the net earnings from self-employment in the trade or business with respect to which the plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the employer to a qualified plan to the extent deductible under section 404 of the Code.

Net earnings shall be determined with regard to the deduction allowed to the taxpayer by section 164(f) of the Code for taxable years beginning after December 31, 1989.

Section 7       Disability:

Disability means inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

If elected by the employer in the adoption agreement, nonforfeitable contributions will be made to the plan on behalf of each disabled participant who is not a highly compensated employee (within the meaning of Article 1, section 10 of the plan).

Section 8       Employee:

Employee shall mean any employee of the employer maintaining the plan or of any other employer required to be aggregated with such employer under sections 414(b), (c), (m) or (o) of the Code.

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The term  employee  shall  also  include  any  leased  employee  deemed to be an employee of any employer described in the previous paragraph as provided in sections 414(n) or (o) of the Code.

Section 9       Leased employee:

The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Internal Revenue Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under section 125, section 402(e)(3), section 402(h)(1)(B) or section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force.

Section 10      Highly compensated employee:

Effective for years beginning after December 31, 1996, the term highly compensated employee means any employee who: (1) was a 5-percent owner at any time during the year or the preceding year, or (2) for the preceding year had compensation from the employer in excess of $80,000 and, if the employer so elects, was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

For this purpose the applicable year of the plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year.

A highly compensated former employee is based on the rules applicable to determining highly compensated employee status as in effect for that determination year, in accordance with section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Notice 97-45.

In determining whether an employee is a highly compensated employee for years beginning in 1997, the amendments to section 414(q) stated above are treated as having been in effect for years beginning in 1996.

Section 11      Owner-employee:

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Owner-employee means an individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or profits interest of the partnership.


Section 12      Self-employed individual:

Self-employed individual means an individual who has earned income for the taxable year from the trade or business for which the plan is established; also, an individual who would have had earned income but for the fact that the trade or business had no net profits for the taxable year.

Section 13      Normal retirement age:

Normal retirement age is the age selected in the adoption agreement. If the employer enforces a mandatory retirement age, the normal retirement age is the lesser of that mandatory age or the age specified in the adoption agreement.

Section 14      Benefiting:

A participant is treated as benefiting under the plan for any plan year during which the participant received or is deemed to receive an allocation in accordance with section 1.410(b)-3(a).

Section 15      Straight life annuity:

Straight life annuity means an annuity payable in equal installments for the life of the participant that terminates upon the participant's death.


ARTICLE 2                       Administration

Section 1.      Appointment of committee:

The employer may appoint a committee designated as the "administrative committee" hereinafter referred to as the "committee". The committee shall be the "administrator", as such term is defined in ERISA, and shall have the authority to control and manage the operation and administration of the plan. The committee (i.e., all committee members collectively) shall be the named fiduciary herein. Committee members need not be employees of the employer. The initial members of the committee are designated in the adoption agreement.

If the employer does not choose to delegate all of the functions listed in this plan, then the employer itself shall be required to perform such functions and shall notify the trustee of this decision. In that event, the employer shall be the named fiduciary of the plan and shall have the authority and responsibility to control and manage the operation and administration of the plan. The trustee is authorized and directed to rely upon any information furnished by the committee or the employer.

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Section 2.      Committee officers:

The committee may appoint a Chairman and a Secretary from among its members. The committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The committee may, by such majority action, delegate to the Secretary or to one of its member, the authority to execute and deliver in the name of the committee, all communications and documents which the committee is required or authorized to provide under the terms of this plan, and the trustee shall accept and rely upon any document executed in the name of the committee. In any action taken by the committee, no committee member shall vote upon any matter relating solely to benefits which he may have as a participant or beneficiary under the plan.

Section 3.      Inability to reach decision:

In the event a stalemate occurs or prevents a decision by the committee upon any matter, then the committee forthwith shall submit the matter to the employer for its consideration and decision, and the decision by the employer with respect to such matter shall be of the same force and effect as though made by the committee.

Section 4.      Authority of committee:

The decision of the committee on matters within its jurisdiction shall be final, binding, and conclusive upon the employer and upon each employee, participant or beneficiary and every other person or party interested or concerned.

Section 5.      Employer ceases business:

In the event the employer ceases to conduct business or is dissolved, the members of the committee at the time such event occurs shall remain in office until their respective successors are appointed. The employer shall notify the trustee in writing of every change in the membership of the committee and the trustee shall not be charged with knowledge of any such change until it receives such notice.

Section 6.      Filling vacancy; employer:

In the event of death, resignation, inability or refusal of anyone to serve or continue to serve as a member of the committee, then the vacancy created thereby may be filled by the employer. The employer may remove any member of the committee with or without cause and the vacancy created thereby may be filled by the employer.

Section 7.      Filling vacancy; committee:

In the event of death, resignation or inability to serve of any member of the committee after the employer shall have ceased to conduct business, ceased to exist, been dissolved voluntarily or had a receiver or trustee in bankruptcy appointed, a successor member shall be appointed within thirty (30) days by the other then members of the committee, or, in default of such an appointment, as successor may be appointed by election by a majority

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

of the participants under the Plan who are participants at the time of occurrence of any of the foregoing events.

Section 8.      ERISA Bonding:

Members of the committee shall be bonded as required under ERISA. Such bond shall provide protection to the plan against loss by reason of acts of fraud or dishonesty on the part of the committee, or any of its members, directly or through conveyance with others. The amount of such bond shall be not less than ten percent (10%) of the value of the fund at the beginning of the plan year, nor more than $500,000. In no event shall the bond be less than $1,000. If the Secretary of the United States Department of Labor prescribes an amount in excess of $500,000, however, such bond shall be obtained.

Section 9.      Committee assistance:

The committee may employ such legal counsel, accountants, actuaries, consultants and agents, and such clerical and other services, as are reasonably necessary to carry out the provisions of the plan, and the fees, charges and/or costs of same may be paid by the employer, or upon its failure to do so, by the trustees out of the fund. The committee shall have the power to purchase insurance for its members, and for the trustee if the trustee and committee so agree, to cover liability or losses occurring by reason of the act or omission of a fiduciary. The employer may pay for the cost of such insurance. If the committee directs the trustee to pay, or if the trustee otherwise pays for such insurance out of the assets of the trust fund, then such insurance shall permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary.

Section 10.     Interpretation of plan:

The committee shall have the duty and authority to interpret and construe the provisions of this plan and to decide any disputes which may arise with regard to the rights of employees, participants, and their legal representatives or beneficiaries under the terms of this plan and in general to direct the administration of this plan. The committee shall, at all times, be available to discuss or make recommendations to the trustee with respect to investments in the trust.

Section 11.     Determination of eligibility:

The committee shall determine the eligibility of participants of this plan in accordance with the plan provisions.

Section 12.     Committee records:

The committee shall have a copy of this plan and a copy of the adoption agreement available at the principal office of the employer during business hours. Such of its records as may pertain solely to a particular participant shall be made available to such participant, either by periodic reports or presentation for examination by such participant during business hours.

Section 13.     Member resignations:

Any member of the committee may resign at any time. The successor of any outgoing member of this committee shall be appointed or elected in the same manner as the outgoing member of the committee was appointed or elected to membership in the committee.

Section 14.     Member compensation:

No fee or compensation shall be paid to any member of the committee for his services as such. Any expenses properly incurred by the committee, however, shall be reimbursed or paid by the employer.

Section 15.     Indemnification of members:

The employer shall indemnify each member of the committee against any and all claims, loss, damages, expense, and liability arising from any act or failure to act unless the same is judicially determined to be the result of the committee's gross negligence or willful misconduct of such member.


ARTICLE  3                      Claims Procedure

Section 1.      Filing of claim:

A participant, employee or beneficiary, or the employer acting in his behalf shall notify the named fiduciary of a claim of benefits under the plan. Such request may be in any form reasonably acceptable to the named fiduciary and shall set forth the basis of such claim and shall authorize the named fiduciary to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of any benefits to which the participant, employee, or beneficiary may be entitled under the terms of the plan. The named fiduciary shall review the claim and render its decision within 60 days from the date the claim is filed (or additional information is requested).

Section 2.      Claim denial:

If any claim for benefits is denied by the named fiduciary, such notification shall be in writing to the claimant. The notice of denial shall state the specific reasons and cite reference to specific provisions of the plan upon which the denial is based. If the claim can be corrected, a request for such information shall be made and the reason for requesting additional information made known to the claimant. An appeal period of sixty days (60) after receipt of notification of denial shall be granted. The claimant must be informed that failure to perfect an appeal within the sixty day (60) period shall make the named fiduciary's decision conclusive. The named fiduciary is required to furnish all pertinent plan information to the claimant or his personal representative upon written request.

Section 3.      Claim appeal:

If the participant of beneficiary appeals such action, the named fiduciary shall render its decision within 60 days after receipt of the request for review. This period may be extended by special circumstances (such as the need to conduct a hearing). The claimant must receive written notice of any such extension. If the named fiduciary does not furnish its decision on review within 120 days, the claim shall be deemed denied on review.

ARTICLE 4                       Participation

Section 1.      Entry into participation:

The employee will enter into participation on the date elected by the employer in Article 4, section 1 of the adoption agreement. This date shall be no later than on the earlier of: (1) the first day of the plan year beginning after the date on which the employee has met the minimum age and service requirements or
(2) six months after the date the requirement is met.

Section 2.      Eligibility computation periods:

For purposes of determining years of service and breaks in service for purposes of eligibility, the initial eligibility computation period is the 12-consecutive month period beginning on the date the employee first performs an hour of service for the employer (employment commencement date).

The succeeding 12-consecutive month periods commence with the first plan year which commences prior to the first anniversary of the employee's employment commencement date regardless of whether the employee is entitled to be credited with 1,000 hours of service during the initial eligibility computation period. An employee who is credited with 1,000 hours of service in both the initial eligibility computation period and the first plan year which commences prior to the first anniversary of the employee's initial eligibility computation period will be credited with two years of service for purposes of eligibility to participate.

Section 3.      Use of computation periods:

Years of service and breaks in service will be measured on the same eligibility computation period.

Section 4. All years of service counted toward eligibility except after certain breaks in service:

All years of service with the employer are counted toward eligibility except the following:

In the case of a participant who does not have any nonforfeitable right to the account balance derived from employer contributions, years of service before a period of consecutive 1-year breaks in service will not be taken into account in computing eligibility service if the number of consecutive 1-year breaks in service in such period equals or exceeds the greater of 5 or the aggregate number of years of service. Such aggregate number of years of service will not include any years of service disregarded under the preceding sentence by reason of prior breaks in service.

If a participant's years of service are disregarded pursuant to the preceding paragraph, such participant will be treated as a new employee for eligibility purposes. If a participant's years of service may not be disregarded pursuant to the preceding paragraph, such participant shall continue to participate in the plan, or, if terminated, shall participate immediately upon reemployment.

Section 5.      Participation upon return to eligible class:

In the event a participant is no longer a member of an eligible class of employees and becomes ineligible to participate but has not incurred a break in service, such employee will participate immediately upon returning to an eligible class of employees. If such participant incurs a break in service, eligibility will be determined under the break in service rules of the plan.

In the event an employee who is not a member of an eligible class of employees becomes a member of an eligible class, such employee will participate immediately if such employee has satisfied the minimum age and service requirements and would have otherwise previously become a participant.


ARTICLE  5                      Employer Contributions

Section 1.      Profit-sharing plan:

As elected by the employer in the Adoption Agreement, employer contributions will be allocated to each participant who either completes more than 500 hours of service during the plan year or who is employed on the last day of the plan year according to one of the following formulas:

(a) Employer contributions will be allocated to each participant in the ratio that such participant's compensation bears to the compensation of all participants.

(b) Each participant's allocation shall bear the same relationship to the employer contribution as his or her total points bears to all points awarded.

(c) Subject to the overall permitted disparity limits, employer contributions for the plan year plus any forfeitures will be allocated to the account of each participant as follows:

     STEP ONE: Contributions and forfeitures will be allocated to each participant's account in the ratio that each participant's total compensation bears to all participants' total compensation, but not in excess of 3% of each participant's compensation.

     STEP TWO: Any contributions and forfeitures remaining after the allocation in Step One will be allocated to each participant's account in the ratio that each participant's compensation for the plan year in excess of the integration level bears to the excess compensation of all participants, but not in excess of 3% of each participant's compensation. For purposes of this Step Two, in the case of any participant who has exceeded the cumulative permitted disparity limit described below, such participant's total compensation for the plan year will be taken into account.

     STEP THREE: Any contributions and forfeitures remaining after the allocation in Step Two will be allocated to each participant's account in the ratio that the sum of each participant's total compensation and compensation in excess of the integration level bears to the sum of all participants total compensation and compensation in excess of the integration level, but not in excess of the profit-sharing maximum disparity rate. For purposes of this Step Three, in the case of any participant who has exceeded the cumulative permitted disparity limit described below, two times such participant's total compensation for the plan year will be taken into account.

     STEP FOUR: Any remaining employer contributions or forfeitures will be allocated to each participant's account in the ratio that each participant's total compensation for the plan year bears to all participants total compensation for that year.

     The integration level shall be equal to the taxable wage base or such lesser amount elected by the employer in the adoption agreement. The taxable wage base is the contribution and benefit base under section 230 of the Social Security Act at the beginning of the plan year.

Overall permitted disparity limits

Annual overall permitted disparity limit: Notwithstanding the preceding paragraphs, for any plan year this plan benefits any participant who benefits under another qualified plan or simplified employee pension, as defined in section  408(k)  of the Code,  maintained  by the  employer  that  provides  for permitted disparity (or imputes disparity), employer contributions and forfeitures will be allocated to the account of each participant who either completes more than 500 hours of service during the plan year or who is employed on the last day of the plan year in the ratio that such participant's total compensation bears to the total compensation of all participants.

Cumulative permitted disparity limit: Effective for plan years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the participant for allocation or accrual purposes under this plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the employer. For purposes of determining the participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the participant has no cumulative disparity limit.

Compensation shall mean compensation as defined in Article 9, section 4.2 of the plan.

The maximum profit-sharing disparity rate is equal to the lesser of:

(a) 2.7%

(b) the applicable percentage determined in accordance with the table below:


         If the Integration Level     but not more than           the applicable
            is more than                                          percentage is:

              $0                            X*                         2.7%
              X*  of TWB               80% of TWB                      1.3%
              80% of TWB                    Y**                        2.4%

 * X = the greater of  $10,000 or 20 percent of the TWB
** Y = any amount more than 80% of the TWB but less than 100% of the TWB.

If the integration level used is equal to the taxable wage base, the applicable percentage is 2.7%.

Section 2.      Money Purchase Plan

As elected by the employer in the Adoption Agreement, employer contributions will be made to the account of each participant who either completes more than 500 hours of service during the plan year or who is employed on the last day of the plan year.

If the Money Purchase Plan is paired with the Profit Sharing / 401(k) Plan, only one of the plans may provide for permitted disparity.


ARTICLE 6                  Cash or Deferred Arrangement (CODA)

Section 1.      Participation and coverage:

An employee's eligibility to make Elective Deferrals under a CODA may not be conditioned upon the completion of more than 1 year of service or the attainment of more than age 21. An employee's eligibility to receive Matching Contributions, Qualified Matching Contributions, or Qualified Non-elective Contributions may be conditioned upon the completion of up to 2 years of service. No contributions or benefits (other than Matching Contributions or Qualified Matching Contributions) may be conditioned upon an employee's Elective Deferrals.

Section 2.      Elective deferrals:

An employee who is eligible to participate in the CODA may elect to have the employer make payments either (1) as contributions to a trust under the plan on behalf of the employee in accordance with a salary reduction agreement, or some other deferral mechanism, or (2) to the employee directly in cash. The employee shall make his or her election on an enrollment form provided by the Plan Administrator.

Am employee eligible to make Elective Deferrals under the Plan may submit a deferral election to the Plan Administrator at any time, specifying the amount (in whole dollars or whole percentages) and type (either Roth, Pre-tax or a specific combination) of Elective Deferrals to be withheld from each wage payment. Such election will be effective for the first pay period beginning after 5 business days from receipt of the election, unless a later pay period is specified by the employee. An employee's election will remain in effect until superseded by another election. Elective Deferrals contributed to the Plan as one type, either Roth or Pre-tax, may not later be reclassified as the other type.

A participant's Roth Elective Deferrals will be deposited in the participant's Roth Elective Deferral account in the Plan. No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each participant's Roth Elective Deferral account, and gains, losses and other credits or charges will be allocated on a reasonable and consistent basis to such account.

The Plan will maintain a record of the amount of Roth Elective Deferrals in each participant's Roth Elective Deferral account.

A participant may elect to commence Elective Deferrals within the thirty-day period prior to the entry date selected by the employer in the Adoption Agreement. If the employer selects more than one entry date (semi-annual, quarterly, or monthly) the participant's election period shall be the thirty-day period before each entry date. Such election may not be made retroactively. A participant's election to commence Elective Deferrals must remain in effect until modified or terminated.

A participant may elect to terminate an election or to modify the amount of his or her Elective Deferrals by submitting a new enrollment form to the Plan Administrator. The new election will become effective within thirty days.

Section 3.      Negative elections:

If elected by the employer in Article 6, section 3 of the adoption agreement, a percentage of the participant's compensation will be contributed to the trust as an Elective Deferral amount.

The deferral will become effective on the later of (a) thirty days after the participant has received notice from the employer describing the plan (summary plan description), permissible deferral amounts including zero percentage, and the automatic enrollment; or (b) the first pay period subsequent to the participant's participation entry date.

The participant may, within the thirty-day notice period elect (a) cash instead of the deferral amount, or (b) a deferral percentage amount different from the amount elected by the employer in the adoption agreement.

Section 4.      Contribution limitation:

No participant shall be permitted to have Elective Deferrals made under this plan, or any other qualified plan, contract or arrangement maintained by the employer, during any calendar year, in excess of the dollar limitation contained in ss.402(g) of the Code in effect for the participant's taxable year beginning in such calendar year. In the case of a participant aged 50 or over by the end of the taxable year, the dollar limitation described in the preceding sentence includes the amount of Elective Deferrals that can be Catch-up Contributions. The dollar limitation contained in Code section 402(g) is $10,500 for taxable years beginning in 2000 and 2001 increasing to $11,000 for taxable years beginning in 2002 and increasing by $1,000 for each year thereafter up to $15,000 for taxable years beginning in 2006 and later years. After 2006, the $15,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under section 402(g)(4). Any such adjustments will be in multiples of $500.

Catch-up Contributions

"Catch-up Contributions" are Elective Deferrals made to the Plan that are in excess of an otherwise applicable plan limit and that are made by participants who are aged 50 or over by the end of their taxable years. An otherwise applicable plan limit is a limit in the Plan that applies to Elective Deferrals without regard to Catch-up Contributions, such as the limits on annual additions, the dollar limitation on Elective Deferrals under Code ss.402(g) (not counting Catch-up Contributions) and the limit imposed by the actual deferral percentage (ADP) test under ss.401(k)(3). Catch-up Contributions for a participant for a taxable year may not exceed (1) the dollar limit on Catch-up Contributions under Code ss.414(v)(2)(B)(i) for the taxable year or (2) when added to other Elective Deferrals, 75 percent of the participant's Compensation for the taxable year. The dollar limit on Catch-up Contributions under Code ss.414(v)(2)(B)(i) is $1,000 for taxable years beginning in 2002, increasing by $1,000 for each year there after up to $5,000 for taxable years beginning in 2006 and later years. After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code ss.414(v)(2)(C). Any such adjustments will be in multiples of $500. Different limits apply to Catch-up Contributions under SIMPLE 401(k) plans.

Catch-up Contributions are not subject to the limits on annual additions, are not counted in the ADP test and are not counted in determining the minimum allocation under Code ss.416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top-heavy). Provisions in the Plan relating to Catch-up Contributions apply to Elective Deferrals made after 2001.

Section 5.      Distribution of excess elective deferrals:

A participant may assign to this plan any Excess Elective Deferrals made during a taxable year of the participant by notifying the Plan Administrator on or before the date specified in the adoption agreement of the amount of the Excess Elective Deferrals to be assigned to the plan. A participant is deemed to notify the plan administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this plan and any other plans of the employer.

Notwithstanding any other provision of the plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year or calendar year. For years beginning after 2005, distribution of Excess Elective Deferrals for a year shall be made first from the participant's Pre-tax Elective Deferral account, to the extent Pre-tax Elective Deferrals were made for the year, unless the participant specifies otherwise. For years beginning after 2005, if both Pre-tax Elective Deferrals and Roth Elective Deferrals were made for the year, the distributions of Excess Elective Deferrals will consist of a participant's pre-tax Elective Deferrals, Roth Elective Deferrals or a combination of both, to the extent such type of Elective Deferrals was made for the year.

Definitions:

1. "Elective Deferrals" shall mean any employer contributions made to the plan at the election of the participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a participant's Elective Deferrals is the sum of all employer contributions made on behalf of such participant pursuant to an election to defer under any qualified CODA described in ss.401(k) of the Code, any salary reduction simplified employee pension described in ss.408(k)(6), any SIMPLE IRA Plan described in ss.408(p), any eligible deferred compensation plan under ss.457, any plan described under ss.501(c)(18), and any employer contributions made on the behalf of a participant for the purchase of an annuity contract under ss.403(b) pursuant to a salary reduction agreement. For years beginning after 2005, the term "Elective Deferrals" includes Pre-tax Elective Deferrals and Roth Elective Deferrals. Pre-tax Elective Deferrals are a participant's Elective Deferrals that are not includible in the participant's gross income at the time deferred. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

2. "Roth Elective Deferrals" are a participant's Elective Deferrals that are includible in the participant's gross income at the time deferred and have been irrevocably designated as Roth Elective Deferrals by the participant in his or her deferral election.

3.   "Excess Elective Deferrals" shall mean those Elective Deferrals that either
     (1) are made during the participant's taxable year and exceed the dollar limitation under code ss.402(g) (including, if applicable, the dollar limitation on Catch-up Contributions defined in ss.414(v)) for such year; or (2) are made during a calendar year and exceed the dollar limitation under ss.402(g) (including, if applicable, the dollar limitation on Catch-up Contributions defined in ss.414(v)) for the participant's taxable year beginning in such calendar year, counting only Elective Deferrals made under this Plan and any other plan, contract or arrangement maintained by the Employer. Excess Elective Deferrals shall be treated as annual additions under the plan, unless such amounts are distributed no later than the first April 15 following the close of the participant's taxable year.

Determination of income or loss: Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of: (1) income or loss allocable to the participant's Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such participant's Excess Elective Deferrals for the year and the denominator is the participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (2) 10 percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

Section 6.      Actual Deferral Percentage Test:

Prior Year Testing

The Actual Deferral Percentage ("ADP") for a Plan Year for participants who are Highly Compensated Employees for each Plan Year and the prior year's ADP for participants who were Non-highly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

1. The ADP for a Plan Year for participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ADP for participants who were Non-highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

2. The ADP for a Plan Year for participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ADP for participants who were Non-highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ADP for participants who are Highly Compensated Employees does not exceed the ADP for participants who were Non-highly Compensated Employees in the prior Plan Year by more than 2 percentage points.

For the first Plan Year the plan permits any participant to make Elective Deferrals and if this is not a successor plan, for purposes of the foregoing tests, the prior year's Non-highly Compensated Employees' ADP shall be 3 percent unless the employer has elected in the adoption agreement to use the Plan Year's ADP for these participants.

Current Year Testing

If elected by the employer, in the adoption agreement, the ADP tests in 1 and 2, above, will be applied by comparing the current Plan Year's ADP for participants who are Highly Compensated Employees with the current Plan Year's ADP for participants who are Non-highly Compensated Employees. Once made, the Employer can elect Prior year Testing for a Plan Year only if the Plan has used Current Year Testing for each of the preceding 5 Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code ss.410(b)(6)(C)(i), the Employer maintains both a plan using Prior Year Testing and a plan using Current Year Testing and the change is made within the transition period described in ss.410(b)(6)(C)(ii).

Special Rules:

1. A participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a participant is a Non-highly Compensated Employee for a particular Plan

     Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

2. The ADP for any participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in ss.401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer that have different Plan Years, all Elective Deferrals made during the Plan Year under all such arrangements shall be aggregated. For plan years beginning before 2006, all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under ss.401(k) of the Code.

3. In the event that this plan satisfies the requirements of ss.401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this section shall be applied by determining the ADP of employees as if all such plans were a single plan. If more than 10 percent of the Employer's Non-highly Compensated Employees are involved in a plan coverage change as defined in Regulations section 1.401(k)-2(c)(4), then any adjustments to the Non-highly Compensated Employee's ADP for the prior year will be made in accordance with such Regulations, unless the Employer has elected in the adoption agreement to use the Current Year Testing method. Plans may be aggregated in order to satisfy ss.401(k) of the Code only if they have the same Plan Year and use the same ADP testing method.

4. For purposes of determining the ADP test, Elective Deferrals, Qualified Non-elective Contributions and Qualified Matching Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

5. The employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

Definition:

1. "Actual Deferral Percentage" ("ADP") shall mean, for a specified group of participants (either Highly Compensated or Non-highly Compensated
     Employees) for a Plan Year, the average of the ratios (calculated separately for each participant in such group) of (1) the amount of employer contributions actually paid over to the trust on behalf of such participant for the Plan Year to (2) the participant's Compensation for such Plan Year (unless limited in Article 1, Section 5 of the Adoption Agreement. Employer contributions on behalf of any participant shall include: (1) any Elective Deferrals (other than Catch-up Contributions) made pursuant to the participant's deferral election (including Excess Elective Deferrals made pursuant to the participant's deferral election

     (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Non-highly Compensated Employees that arise solely from Elective Deferrals made under the plan or plans of this employer and (b) Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) if elected by the employer in the adoption agreement, Qualified Non-elective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an employee who would be a participant but for the failure to make Elective Deferrals shall be treated as a participant on whose behalf no Elective Deferrals are made.

Section 7.      Distribution of excess contributions:

Notwithstanding any other provision of the plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year, except to the extent such Excess Contributions are classified as Catch-up Contributions.

Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all the Excess Contributions have been allocated. To the extent a Highly Compensated Employee has not reached his or her Catch-up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee are Catch-up Contributions and will not be treated as Excess Contributions. If such excess amounts (other than Catch-up Contributions) are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10-percent excise tax will be imposed on the employer maintaining the plan with respect to such amounts.

Excess Contributions shall be treated as annual additions under the plan even if distributed.

Determination of Income or Loss: Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions allocated to each participant is the sum of: (1) income or loss allocable to the participant's Elective Deferral account (and, if applicable, the Qualified Non-elective Contribution account or the Qualified Matching Contributions account or both) for the Plan Year multiplied by a fraction, the numerator of which is such participant's Excess Contributions for the year and the denominator is the participant's account balance attributable to Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and (2) 10 percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

Accounting for Excess Contributions: Excess Contributions allocated to a participant shall be distributed from the participant's Elective Deferral account and Qualified Matching Contribution account (if applicable) in proportion to the participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. For Plan Years beginning after 2005, distribution of Elective Deferrals that are Excess Contributions shall be made from the participant's Pre-tax Elective Deferral account before the participant's Roth Elective Deferral account, to the extent Pre-tax Elective Deferrals were made for the year, unless the participant specifies otherwise. Excess Contributions shall be distributed from the participant's Qualified Non-elective Contribution account only to the extent that such Excess Contributions exceed the balance in the participant's Elective Deferral account and Qualified Matching Contribution account.

Definition:

1. "Excess Contributions" shall mean, with respect to any Plan Year, the excess of:

a. The aggregate amount of employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

b. The maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

Section 8.      Matching contributions:

If elected by the employer in the adoption agreement, the employer will make Matching Contributions to the plan.

Section 9.      Forfeitures and vesting of matching contributions:

Matching Contributions shall be vested in accordance with Article 6, section 9 of the adoption agreement. In any event, Matching Contributions shall be fully vested at normal retirement age, upon the complete or partial termination of the profit-sharing plan, or upon the complete discontinuance of employer contributions.

Forfeitures   of   Matching   Contributions,   other   than   Excess   Aggregate
Contributions, shall be applied to future employer Matching Contributions.

Section 10.     Qualified matching contributions:

If elected by the employer in the adoption agreement, the employer will make Qualified Matching Contributions to the plan.

Definition:

1. "Qualified Matching Contributions" shall mean Matching Contributions that are nonforfeitable when made to the Plan and that are distributable only in accordance with the distribution provisions (other than hardships) applicable to Elective Deferrals.

Section 11.     Limitations on employee and matching contributions:

Prior Year Testing

The Actual Contribution Percentage ("ACP") for a Plan Year for participants who are Highly Compensated Employees for each Plan Year and the prior year's ACP for participants who were Non-highly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

1. The ACP for a Plan Year for participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ACP for participants who were Non-highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

2. The ACP for a Plan Year for participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ACP for participants who were Non-highly Compensated Employees for the prior Plan Year multiplied by 2, provided that the ACP for participants who are Highly Compensated Employees does not exceed the ACP for participants who were Non-highly Compensated Employees in the prior Plan Year by more than 2 percentage points.

For the first Plan Year this plan permits any participant to make Employee Contributions, provides for Matching Contributions or both, and this is not a successor plan, for purposes of the foregoing tests, the prior year's Non-highly Compensated Employees' ACP shall be 3 percent unless the employer has elected in the adoption agreement to use the Plan Year's ACP for these participants.

Current Year Testing

If elected by the employer in the adoption agreement, the ACP tests in 1 and 2, above, will be applied by comparing the current Plan Year's ACP for participants who are Highly Compensated Employees for each Plan Year with the current Plan Year's ACP for participants who are Non-highly Compensated Employees. Once made, the employer can elect Prior Year Testing for a plan year only if the plan has used Current Year Testing for each of the preceding 5 Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code section 410(b)(6)(C)(i), the Employer maintains both a plan using Prior Year Testing and a plan using Current Year Testing and the change is made within the transition period described in section 410(b)(6)(C)(ii).

Special Rules:

1. A participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year.

     Similarly, a participant is a Non-highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

2. Multiple Use (Before 2002): If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by the employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then for Plan Years beginning before 2002 the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced in the manner described in Article 6, section 12 of the plan so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if either the ADP or the ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP, respectively, of the Non-highly Compensated Employees. Restrictions on multiple use do not apply for Plan Years beginning after 2001.

3. For purposes of this section, the Contribution Percentage for any participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in ss.401(a) of the Code, or arrangements described in ss.401(k) of the Code that are maintained by the employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan and arrangement. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, all Contribution Percentage Amounts made during the Plan Year under all such plans and arrangements shall be aggregated. For plan years beginning before 2006, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under ss.401(m) of the Code.

4. In the event that this plan satisfies the requirements of ss.ss.401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this section shall be applied by determining the ACP of employees as if all such plans were a single plan. If more than 10 percent of the Employer's Non-highly Compensated Employees are involved in a plan coverage change as defined in Regulations section 1.401(m)-2(c)(4), then any adjustments to the Non-highly Compensated Employees' ACP for the prior year will be made in accordance with such Regulations, unless the employer has elected in the adoption agreement to use the Current Year Testing method. Plans may be aggregated in order to satisfy ss.401(m) of the Code only if they have the same Plan Year and use the same ACP testing method.

5. For purposes of the ACP test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

6. The employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.


Definitions:

1. "Aggregate Limit", for plan Years beginning before 2002 only, shall mean the sum of (i) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for the prior Plan Year or the ACP of Non-highly Compensated Employees under the plan subject to Code ss.401(m) for the Plan Year beginning with or within the prior Plan Year of the CODA and (ii) the lesser of 200 percent or 2 plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in "(i)", above, and "greater" is substituted for "lesser" after "2 plus the" in "(ii)" if it would result in a larger Aggregate Limit. If the employer has elected in the adoption agreement to use the Current Year Testing method, then, in calculating the Aggregate Limit for a particular Plan Year, the Non-highly Compensated Employees' ADP and ACP for that Plan Year, instead of for the prior Plan Year, is used.

2. "Actual Contribution Percentage Amounts" ("ACP") shall mean, for a specified group of participants (either Highly Compensated Employees or Non-highly Compensated Employees) for a Plan Year, the average of the Contribution.

3. "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the participant's Contribution Percentage Amounts to the participant's Compensation for the Plan Year.

4. "Contribution Percentage Amounts" shall mean the sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the plan on behalf of the participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. If so elected in the adoption agreement the employer may include Qualified Non-elective Contributions in the Contribution Percentage Amounts. The employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

5. "Eligible Participant" shall mean any employee who is eligible to make an Employee Contribution, or an Elective Deferral (if the employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the plan, any employee who would be a participant in the plan if such employee made such a contribution shall be treated as an eligible participant on behalf of whom no Employee Contributions are made.

6. "Employee Contribution" shall mean any contribution (other than Roth Elective Deferrals) made to the plan by or on behalf of a participant that is included in the participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

7. "Matching Contribution" shall mean an employer contribution made to this or any other defined contribution plan on behalf of a participant on account of an Employee Contribution made by such participant, or on account of a participant's Elective Deferral, under a plan maintained by the employer.

Section 12.     Distribution of excess aggregate contributions:

Notwithstanding any other provision of the plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to participants to whose accounts such Excess Aggregate
Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10-percent excise tax will be imposed on the employer maintaining the plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the plan even if distributed.

Determination of Income or Loss: Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions allocated to each participant is the sum of: (1) income or loss allocable to the participant's Employee Contribution account, Matching Contribution account, Qualified Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-elective Contribution account and Elective Deferral account for the Plan Year multiplied by a fraction, the numerator of which is such participant's Excess Aggregate Contributions for the year and the denominator is the participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (2) 10 percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

Forfeitures of Excess Aggregate Contributions: Forfeitures of Excess Aggregate Contributions may either be reallocated to the accounts of Non-highly Compensated Employees or applied to reduce employer contributions, as elected by the employer in Article 6, section 12 of the adoption agreement.

Accounting for Excess Aggregate Contributions: Excess Aggregate Contributions allocated to a participant shall be forfeited, if forfeitable or distributed on a pro-rata basis from the participant's Employee Contribution account, Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the participant's Qualified Non-elective Contribution account or Elective Deferral account or both). For Plan Years beginning after 2005, distribution of Elective Deferrals that are Excess Aggregate Contributions shall be made from the participant's Pre-tax Elective Deferral account before the participant's Roth Elective Deferral account, to the extent Pre-tax Elective Deferrals were made for the year, unless the participant specifies otherwise.


Definitions:

1. "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

a. The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

b. The maximum Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals pursuant to Article 6, section 5 and then determining Excess Contributions pursuant to Article 6, section 11.

Section 13.     Qualified non-elective contributions:

The employer may elect to make Qualified Non-elective Contributions under the plan on behalf of employees as provided in the adoption agreement.

In addition, if the employer has elected in the adoption agreement to use the Current Year Testing method, in lieu of distributing Excess Contributions as provided in Article 6, section 7 of the plan, or Excess Aggregate Contributions as provided in Article 6, section 12 of the plan, and to the extent elected by the employer in the adoption agreement, the employer may make Qualified Non-elective Contributions on behalf of participants that are sufficient to satisfy the Actual Deferral Percentage test. Qualified Non-elective Contributions will be allocated either to all participants or only to participants who are Non-highly Compensated Employees, as elected by the Employer in the adoption agreement, in the ratio which each participant's Compensation for the Plan Year bears to the total Compensation of all such participants for such Plan Year.

Definition:

1. "Qualified Non-elective Contributions" shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the employer and allocated to participants' accounts that the participants may not elect to receive in cash until distributed from the plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

Section 14.     Nonforfeitability and vesting:

The participant's accrued benefit derived from Elective Deferrals, Qualified Non-elective Contributions, Employee Contributions, and Qualified Matching Contributions is nonforfeitable. Separate accounts for Elective Deferrals other than Roth Elective Deferrals, Roth Elective Deferrals, Qualified Non-elective Contributions, Employee Contributions, Matching Contributions, and Qualified Matching Contributions will be maintained for each participant. Each account will be credited with the applicable contributions and earnings thereon.

Matching Contributions (including Qualified Matching Contributions) must be forfeited if the contributions to which they relate are Excess Deferrals (unless the Excess Deferrals are for non-highly compensated employees), Excess Contributions, or Excess Aggregate Contributions.

Section 15.     Distribution requirements:

Elective Deferrals, Qualified Non-elective Contributions, and Qualified Matching Contributions, and income allocable to each are not distributable to a participant or his or her beneficiary or beneficiaries, in accordance with such participant's or beneficiary or beneficiaries election, earlier than upon severance from service (separation from service, for Plan Years beginning before 2002), death, or disability.

Such amounts may also be distributed upon:

1. Termination of the plan without the establishment of another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7) or 409(a), a simplified employee pension plan as defined in section 408(k), a SIMPLE IRA Plan as defined in section 408(p), a plan or contract described in section 403(b) or a plan described in section 457(b) or (f) at any time during the period beginning the date of plan termination and ending 12 months after all assets have been distributed from the plan.

2. The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of ss.409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain the plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

3. The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of ss.409(d)(3) of the Code) if such corporation continues to maintain the plan, but only with respect to employees who continue employment with such subsidiary.

4.   The attainment of age 59 1/2 in the case of a profit-sharing plan.

5.   The hardship of the participant as described in Article 6 section 16.

All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and participant consent requirements (if applicable) contained in ss.ss.401(a)(11) and 417 of the Code. In addition, distributions that are triggered by any of the first three events enumerated above must be made in a lump sum.


Section 16.     Hardship distributions:

Distribution of Elective Deferrals (and any earnings credited to a participant's Elective Deferral account as of the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989) may be made to a participant in the event of hardship. For the purposes of this section, hardship is defined as an immediate and heavy financial need of the employee where such employee lacks other available resources. Hardship distributions are subject to the spousal consent requirements contained in ss.ss.401(a)(11) and 417, if applicable.

Special Rules:

1. The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care, described in ss.213(d) of the Code, of the employee, the employee's spouse or dependents; the purchase (excluding mortgage payments) of a principal residence for the employee; payment of tuition and related educational fees for the next 12 months of post-secondary education for the employee, the employee's spouse, children or dependents; or the need to prevent the eviction of the employee from, or a foreclosure on the mortgage of, the employee's principal residence.

2. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the employee only if:

a.   The  employee  has  obtained  all   distributions,   other  than   hardship
     distributions, and all nontaxable loans under all plans maintained by the employer;

b. All plans maintained by the employer provide that the employee's Elective Deferrals (and Employee Contributions) will be suspended for 6 months after the receipt of the hardship distribution;

c. The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

3. In addition, for hardship distributions before 2002, all plans maintained by the Employer must provide that the employee may not make Elective Deferrals for the employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under ss.402(g) of the Code for such taxable year less the amount of such employee's Elective Deferrals for the taxable year of the hardship distribution.

Section 17.     Top-heavy requirements:

Elective  Deferrals  (and  for  Plan  Years  beginning  before  2002,   Matching
Contributions) may not be taken into account for the purpose of satisfying the minimum top-heavy contribution requirement.


ARTICLE 7                       401(k) SIMPLE Provisions

Section 1.      Rules of Application:

1. If the employer has elected in the adoption agreement to have the 401(k) SIMPLE Provisions apply, then the provisions of this article shall apply for a Year only if (a) the employer is an Eligible Employer and (b) no contributions are made, or benefits accrued for services during the Year, on behalf of any Eligible Employee under any other plan, contract, pension, or trust described in ss.219(g)(5)(A) or (B), maintained by the employer.

2. To the extent that any other provision of the plan is inconsistent with the provisions of this article, the provisions of this article govern.



Section 2.      Definitions:

1. "Compensation" means, for purposes of Sections 2.2, 3.1 and 3.2 of this article, the sum of the wages, tips, and other compensation from the employer subject to federal income tax withholding (as described in ss.6051(a)(3)) and the employee's salary reduction contributions made under this or any other ss.401(k) plan, and, if applicable, elective deferrals under a ss.408(p) SIMPLE IRA Plan, a SARSEP, or a ss.403(b) annuity contract and compensation deferred under a ss.457 plan, required to be reported by the employer on Form W-2 (as described in ss.6051(a)(8)). Compensation also includes amounts paid for domestic service (as described in section 3401(a)(3)). For self-employed individuals, compensation means net earnings from self-employment determined under ss.1402(a) prior to subtracting any contributions made under this plan on behalf of the individual. The provisions of the plan implementing the limit on compensation under ss.401(a)(17) apply to the compensation under Section 3 of this article.

2. An Eligible Employer means, with respect to any Year, an employer that had no more than 100 employees who received at least $5,000 of compensation from the employer for the preceding Year. In applying the preceding sentence, all employees of controlled groups of corporations under ss.414(b), all employees of trades or businesses (whether incorporated or not) under common control under ss.414(c), all employees of affiliated service groups under ss.414(m), and leased employees required to be treated as the employer's employees under ss.414(n), are taken into account.

     An Eligible Employer that elects to have the 401(k) SIMPLE Provisions apply to the plan and that fails to be an Eligible Employer for any subsequent Year, is treated as an Eligible Employer for the 2 Years following the last Year the employer was an Eligible Employer. If the failure is due to any acquisition, disposition, or similar transaction involving an Eligible Employer, the preceding sentence applies only if the provisions of ss.410(b)(6)(C)(i) are satisfied.

3. "Eligible Employee" means, for purposes of the 401(k) SIMPLE Provisions, any employee who is entitled to make Elective Deferrals under the terms of the plan.

4.   "Year" means the calendar year.

Section 3.      Contributions:

1.   Salary Reduction Contributions

(a) Each Eligible Employee may make a salary reduction election to have his or her Compensation reduced for the Year in any amount selected by the employee subject to the limitation in Section 3.1(b) of this article. The employer will make a salary reduction contribution to the plan, as an Elective Deferral, in the amount by which the employee's Compensation has been reduced.

(b) The total salary reduction contribution for any employee cannot exceed the limitation on salary reduction contributions in effect for the year. The limitation on salary reduction contributions is $6,000 for 2000, $6,500 for 2001, $7,000 for 2002 and increasing by $1,000 for each year thereafter up to $10,000 fro 2005 and later years. After 2005, the $10,000 limit will be adjusted by the Secretary of the Treasury for the cost-of-living increases under Code 408(p)(2)(E). Any such adjustments will be in multiples of $500. Beginning in 2002, the amount of an employee's salary reduction contributions permitted for a Year is increased for employees aged 50 or over by the end of the Year by the amount of allowable Catch-up Contributions. Allowable Catch-Up Contributions are $500 fro 2002, increasing by $500 for each Year thereafter up to $2,500 for 2006. After 2006, the $2,500 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code 414(v)(2)(C). Any such adjustments will be in multiples of $500. Catch-up Contributions are otherwise treated the same as other salary reduction contributions.


2.   Other Contributions

(a) Matching Contributions--Each Year, the employer will contribute a Matching Contribution to the plan on behalf of each employee who makes a salary reduction election under Section 3.1. The amount of the Matching Contribution will be equal to the employee's salary reduction contribution up to a limit of 3 percent of the employee's Compensation for the full Year.

(b) Nonelective Contribution--For any Year, instead of a Matching Contribution, the employer may elect to contribute a nonelective contribution of 2 percent of Compensation for the full Year for each Eligible Employee who received at least $5,000 of Compensation (or such lesser amount as elected by the employer in the adoption agreement) for the Year.

3.   Limitation on Other Contributions

No employer or employee contributions may be made to this plan for the Year other than salary reduction contributions described in Section 3.1, Matching or nonelective contributions described in Section 3.2 and rollover contributions described in Regulations ss.1.402(c)-2, Q&A-1 (a).

4. The provisions of the plan implementing the limitations of ss.415 apply to contributions made pursuant to Sections 3.1 and 3.2.

Section 4.      Election and notice requirements:

1.   Election Period

(a) In addition to any other election periods provided under the plan, each Eligible Employee may make or modify a salary reduction election during the 60-day period immediately preceding each January 1.

(b) For the Year an employee becomes eligible to make salary reduction contributions under the 401(k) SIMPLE Provisions, the 60-day election period requirement of Section 4.1(a) is deemed satisfied if the employee may make or modify a salary reduction election during a 60-day period that includes either the date the employee becomes eligible or the day before.

(c) Each employee may terminate a salary reduction election at any time during the Year.

2.   Notice Requirements

(a) The employer will notify each Eligible Employee prior to the 60-day election period described in Section 4.1 that he or she can make a salary reduction election or modify a prior election during that period.

(b) The notification described in Section 4.2(a) will indicate whether the employer will provide a 3-percent Matching Contribution described in
     Section 3.2(a) or a 2-percent nonelective contribution described in Section 3.2(b).

Section 5.      Vesting Requirements:

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

All benefits attributable to contributions described in Section 3.1 and 3.2 are nonforfeitable at all times, and all previous contributions made under the plan are nonforfeitable as of the beginning of the Year the 401(k) SIMPLE Provisions apply.

Section 6.      Top-heavy rules:

The plan is not treated as a top-heavy plan under ss.416 for any Year for which this article applies.

Section 7.      Nondiscrimination tests:

The ADP and ACP tests described in Article 6, sections 6 and 11 of the plan are treated as satisfied for any Year for which this article applies.


ARTICLE 8                       Safe Harbor Method CODA

Section 1.      Rules of Application:

1. If the employer has elected the Safe Harbor CODA option in the adoption agreement, the provisions of this article shall apply for the Plan Year and any provisions relating to the ADP test described in ss.401(k)(3) of the Code or the ACP test described in ss.401(m)(2) of the Code do not apply.

2. To the extent that any other provision of the plan is inconsistent with the provisions of this article, the provisions of this article govern.



Section 2.      Definitions:

1. "ACP Test Safe Harbor" is the method described in section 4 of this article for satisfying the ACP test of ss.401(m)(2) of the Code.

2. "ACP Test Safe Harbor Matching Contributions" are Matching Contributions described in section 4.1 of this article.

3 "ADP Test Safe Harbor" is the method described in section 3 of this article for satisfying the ADP test of ss.401(k)(3) of the Code.

4. "ADP Test Safe Harbor Contributions" are Matching Contributions and nonelective contributions described in section 3.1 of this article.

5. "Compensation" is defined in Article 9, section 5.2 of the plan, except, for purposes of this article, no dollar limit, other than the limit imposed by ss.401(a)(17) of the Code, applies to the compensation of a Non-highly Compensated Employee. However, solely for purposes of determining the compensation subject to a participant's deferral election, the employer may use an alternative definition to the one described in the preceding sentence, provided such alternative definition is a reasonable definition within the meaning of ss.1.414(s) -1(d)(2) of the regulations and permits each participant to elect sufficient Elective Deferrals to receive the maximum amount of Matching Contributions (determined using the definition of compensation described in the preceding sentence) available to the participant under the plan.

6. "Eligible Employee" means an employee eligible to make Elective Deferrals under the plan for any part of the Plan Year or who would be eligible to make Elective Deferrals but for a suspension due to a hardship distribution described in Article 6, section 16 of the plan or to statutory limitations, such as ss.ss.402(g) and 415 of the Code.

7. "Matching Contributions" are contributions made by the employer on account of an Eligible Employee's Elective Deferrals.

Section 3.      ADP test Safe harbor:

1.   ADP Test Safe Harbor Contributions

(a) Unless the employer elects in the adoption agreement to make Enhanced Matching Contributions or Safe Harbor Nonelective Contributions, the employer will contribute for the Plan Year a Safe Harbor Matching Contribution to the plan on behalf of each Eligible Employee equal to (i) 100 percent of the amount of the employee's Elective Deferrals that do not exceed 3 percent of the employee's Compensation for the Plan Year, plus
     (ii) 50 percent of the amount of the employee's Elective Deferrals that exceed 3 percent of the employee's Compensation but that do not exceed 5 percent of the employee's Compensation ("Basic Matching Contributions").

(b) The participant's accrued benefit derived from ADP Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than severance from employment (separation from service, for Plan Years beginning before 2002), death, disability, an event described in ss.401(k)(10) of the Code, or, in the case of a profit-sharing plan, the attainment of age 59-1/2. In addition, such contributions must satisfy the ADP Test Safe Harbor without regard to permitted disparity under ss.401(1).

2.   Notice Requirement

At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the employer will provide each Eligible Employee a comprehensive notice of the employee's rights and obligations under the plan, written in a manner calculated to be understood by the average Eligible Employee. If an employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the employee becomes eligible but not later than the date the employee becomes eligible.

3.  Election Periods

In addition to any other election periods provided under the plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in section 3.2 above.

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

Section 4.      ACP test safe harbor:

1.   ACP Test Safe Harbor Matching Contributions

(a)  In addition to the ADP Test Safe Harbor Contributions  described in Section
     3.1 of this article, the employer will make the ACP Test Safe Harbor Matching Contributions, if any, indicated in the adoption agreement for the Plan Year.

(b)  ACP Test Safe Harbor Matching  Contributions will be vested as indicated in
     Article 8, section 4 of the adoption agreement, but, in any event, such contributions shall be fully vested at normal retirement age, upon the complete or partial termination of the plan, or upon the complete discontinuance of employer contributions. Forfeitures of nonvested ACP Test Safe Harbor Matching Contributions will be used to reduce the employer's contribution of such ACP Test Safe Harbor Matching Contributions.

ARTICLE 9                       Limitation on Allocations

Section 1.      Participation in another qualified plan

1.1. If the participant does not participate in, and has never participated in another qualified plan maintained by the employer or a welfare benefit fund, as defined in section 419(e) of the Code maintained by the employer, or an individual medical account, as defined in section 415(1)(2) of the Code, maintained by the employer, or a simplified employee pension, as defined in section 408(k) of the Code, maintained by the employer, which provides an annual addition as defined in section 5.1, the amount of annual additions which may be credited to the participant's account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this plan. If the employer contribution that would otherwise be contributed or allocated to the participant's account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

1.2. Prior to determining the participant's actual compensation for the limitation year, the employer may determine the maximum permissible amount for a participant on the basis of a reasonable estimation of the participant's compensation for the limitation year, uniformly determined for all participants similarly situated.

1.3. As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the participant's actual compensation for the limitation year.

1.4. If pursuant to section 1.3 or as a result of the allocation of forfeitures, there is an excess amount the excess will be disposed of as follows:

(a) Any nondeductible voluntary elective contributions (plus attributable earnings), to the extent they would reduce the excess amount, will be returned to the participant;

(b) If after the application of paragraph (a) an excess amount still exists, any elective deferrals (plus attributable earnings), to the extent they would reduce the excess amount, will be distributed to the participant;

(c) If after the application of paragraph (b) an excess amount still exists, and the participant is covered by the plan at the end of the limitation year, the excess amount in the participant's account will be used to reduce employer contributions (including any allocation of forfeitures) for such participant in the next limitation year, and each succeeding limitation year if necessary.

(d) If after the application of paragraph (b) an excess amount still exists, and the participant is not covered by the plan at the end of a limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future employer contributions for all remaining participants in the next limitation year, and each succeeding limitation year, if necessary.

(e) If a suspense account is in existence at any time during a limitation year pursuant to this section, it will not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to participants' accounts before any employer or any employee contributions may be made to the plan for that limitation year. Excess amounts may not be distributed to participants or former participants.

Section 2       Annual Additions Limitation

2.1. This section applies if, in addition to this plan, the participant is covered under another qualified master or prototype defined contribution plan maintained by the employer, a welfare benefit fund maintained by the employer, an individual medical account maintained by the employer, or a simplified employee pension maintained by the employer, that provides an annual addition as defined in section 5.1, during any limitation year. The annual additions which may be credited to a participant's account under this plan for any such limitation year will not exceed the maximum permissible amount reduced by the annual additions credited to a participant's account under the other qualified master and prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the same limitation year. If the annual additions with respect to the participant under other qualified master and prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the employer are less than the maximum permissible amount and the employer contribution that would otherwise be contributed or allocated to the participant's account under this plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the participant under such other qualified master and prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the participant's account under this plan for the limitation year.

2.2. Prior  to  determining  the  participant's   actual  compensation  for  the
     limitation year, the employer may determine the maximum permissible amount for a participant in the manner described in section 1.2.

2.3. As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the participant's actual compensation for the limitation year.

2.4. If, pursuant to section 2.3 or as a result of the allocation of forfeitures, a participant's annual additions under this plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by annual additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

2.5. If an excess amount was allocated to a participant on an allocation date of this plan which coincides with an allocation date of another plan, the excess amount attributed to this plan will be the product of,

(a)  the total excess amount allocated as of such date, times

(b) the ratio of (i) the annual additions allocated to the participant for the limitation year as of such date under this plan to (ii) the total annual additions allocated to the participant for the limitation year as of such date under this and all the other qualified master or prototype defined contribution plans.

2.6. Any excess amount attributed to this plan will be disposed in the manner described in section 1.4.

Section 3.   Annual Additions Limit when other plan not Master or Prototype Plan

If the participant is covered under another qualified defined contribution plan maintained by the employer which is not a master or prototype plan, annual additions which may be credited to the participant's account under this plan for any limitation year will be limited in accordance with sections 2.1 through 2.6 as though the other plan were a master or prototype plan.


Section 4.   Definitions

4.1  Annual  additions:   The  sum  of  the  following  amounts  credited  to  a
     participant's account for the limitation year:

(a)  employer contributions;

(b)  employee contributions;

(c)  forfeitures;

(d) amounts allocated to an individual medical account, as defined in section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the employer are treated as annual additions to a defined contribution plan. Also amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the employer are treated as annual additions to a defined contribution plan; and

(e)  allocations under a simplified employee pension.

For this purpose, any excess amount applied under sections 1.4 or 2.6 in the limitation year to reduce employer contributions will be considered annual additions for such limitation year.

4.2. Compensation: One of the following as elected by the employer in the adoption agreement:

(1) Information required to be reported under sections 6041, 6051, and 6052 of the Code (Wages, tips and other compensation as reported on Form W-2). Compensation is defined as wages within the meaning of section 3401(a) and all other payments of compensation to an employee by the employer (in the course of the employer's trade or business) for which the employer is required to furnish the employee a written statement under sections
     6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2)).

(2) Section 3401(a) wages. Compensation is defined as wages within the meaning of section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2)).

(3) 415 safe-harbor compensation. Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the employer maintaining the plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in 1.62-2(c)), and excluding the following:

(a) Employer contributions to a plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation;

(b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(d) other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Internal Revenue Code (whether or not the contributions are actually excludable from the gross income of the employee).

For any self-employed individual, compensation will mean earned income.

In  general,   for  purposes  of  applying  the  limitations  of  this  article, compensation for a limitation year is the compensation actually paid or made available in gross income during such limitation year.

Notwithstanding the preceding sentence, compensation for a participant in a defined contribution plan who is permanently and totally disabled (as defined in section 22(e)(3) of the Internal Revenue Code) is the compensation such participant would have received for the limitation year if the participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled.

Compensation paid or made available during such limitation year shall include any elective deferral (as defined in Code section 402(g)(3)), and any amount which is contributed or deferred by the employer at the election of the employee and which is not includible in the gross income of the employee by reason of section 125,132(f)(4) or 457.

If elected by the employer in the adoption agreement, amounts under section 125 include any amounts not available to a participant in cash in lieu of group health coverage because the participant is unable to certify that he or she has other health coverage (deemed section 125 compensation). An amount will be treated as an amount under section 125 only if the employer does not request or collect information regarding the participant's other health coverage as part of the enrollment process for the health plan.

For limitation years beginning in 2005, payments made within 2 1/2 months after severance from employment (within the meaning of section 401(k)(2)(B)(i)(I) will be compensation within the meaning of section 415(c)(3) if they are payments that, absent a severance from employment, would have been paid to the employee while the employee continued in employment with the employer and are regular compensation for services during the employee's regular working hours, compensation for services outside the employee's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the employee would have been able to use the leave if employment had continued. Any payments not described above are not considered compensation if paid after severance from employment, even if they are paid within 2 1/2 months following severance from employment, except for payments to an individual who does not currently perform services for the employer by reason of qualified military service

(within the meaning of section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the employer rather then entering qualified military service.

4.3. Defined contribution dollar limitation: $40,000, as adjusted under section 415(d).

4.4. Employer: For purposes of this article, employer shall mean the employer that adopts this plan, and all members of a controlled group of corporations (as defined in section 414(b) of the Code as modified by section 415(h)), all commonly controlled trades or businesses (as defined in section 414(c) as modified by section 415(h)) or affiliated service groups (as defined in section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under section 414(o) of the Code.

4.5. Excess amount: The excess of the participant's annual additions for the limitation year over the maximum permissible amount.

4.6. Limitation year: A calendar year, or the 12-consecutive month period elected by the employer in Article 9, section 5.9 of the adoption agreement. All qualified plans maintained by the employer must use the same limitation year. If the limitation year is amended to a different 12-consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

4.7. Master or prototype plan: A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

4.8. Maximum Annual Additions, Maximum permissible amount: For limitation years beginning before January 1, 2002, the maximum annual addition that may be contributed or allocated to a participant's account under the plan for any limitation year shall not exceed the lesser of:

(a)  the defined contribution dollar limitation, or

(b)  25 percent of the participant's compensation for the limitation year.

For limitation years beginning on or after January 1, 2002, except for catch up contributions described in Code section 414(v), the annual addition that may be contributed or allocated to a participant's account under the plan for any limitation year shall not exceed the lesser of:

(a) $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

(b)  100 percent of the participant's compensation for the limitation year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or 419(f)(2) of the Code) which is otherwise treated as an annual addition.

If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

Number of months in the short limitation year / 12

4.9. Projected annual benefit: The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the participant would be entitled under the terms of the plan assuming:

(a) the participant will continue employment until normal retirement age under the plan (or current age, if later), and

(b) the participant's compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.

4.10. A separate account will be maintained for each employee to which will be credited the employer contributions and earnings thereon.


ARTICLE 10                      Employee Contributions

Section 1.      Nondeductible contributions

If permitted by the employer on the adoption agreement, participants may make nondeductible employee contributions.

Section 2.      Separate account

A  separate   account  will  be  maintained  for  the   nondeductible   employee
contributions of each participant.

Section 3.      Nonforfeitability of employee contributions

Employee contributions and earnings thereon will be nonforfeitable at all times.


ARTICLE 11                      Forfeiture Provisions

Section 1. As elected by the employer in the Adoption Agreement, forfeitures occurring will (a) reduce employer contributions for the next plan year, (b) be allocated in the ratio that the compensation of each participant bears to that of all participants, or (c) if the plan provides for permitted disparity, forfeitures will be allocated in accordance with the allocation formula as described in Article 5.

Section 2. No forfeitures will occur solely as a result of an employee's withdrawal of employee contributions.

Section 3. If a benefit is forfeited because the participant or beneficiary cannot be found, such benefit will be reinstated if a claim is made by the participant or beneficiary.

Section 4. Forfeitures under a Money Purchase plan will be used to reduce employer contributions for the next plan year.



ARTICLE 12                      Distribution Provisions Joint and Survivor
                                Annuity Requirements

Section 1.      In General

The provisions of this article shall apply to any participant who is credited with at least one hour of service with the employer on or after August 23, 1984, and such other participants as provided in section 7.

Section 2.      Qualified Joint and Survivor Annuity.

Unless an optional form of benefit is selected pursuant to a qualified election within the 90-day period ending on the annuity starting date, a married participant's vested account balance will be paid in the form of a qualified joint and survivor annuity and an unmarried participant's vested account balance will be paid in the form of a life annuity. The participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the plan.

Section 3.      Qualified Preretirement Survivor Annuity.

Unless an optional form of benefit has been selected within the election period pursuant to a qualified election, if a participant dies before the annuity starting date then the participant's vested account balance shall be applied toward the purchase of an annuity for the life of the surviving spouse. The surviving spouse may elect to have such annuity distributed within a reasonable period after the participant's death.

Section 4.      Definitions.

4.1. Election period: The period which begins on the first day of the plan year in which the participant attains age 35 and ends on the date of the participant's death. If a participant separates from service prior to the first day of the plan year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation.

Pre-age 35 waiver: A participant who will not yet attain age 35 as of the end of any current plan year may make a special qualified election to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the plan year in which the  participant  will  attain age 35.  Such election shall not be valid unless the participant receives a written explanation of the qualified preretirement survivor annuity in such terms as are comparable to the explanation required under section 5.1. Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the plan year in which the participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this article.

4.2. Earliest retirement age: The earliest date on which, under the plan, the participant could elect to receive retirement benefits.

4.3. Qualified election: A waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity. Any waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity shall not be effective unless: (a) the participant's spouse consents in writing to the election; (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the participant without any further spousal consent); (c) the spouse's consent acknowledges the effect of the election; and (d) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a participant's waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.

Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the participant has received notice as provided in section 5 below.

4.4. Qualified joint and survivor annuity: An immediate annuity for the life of the participant with a survivor annuity for the life of the spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the participant and the spouse and which is the amount of benefit which can be purchased with the participant's vested account balance. The percentage of the survivor annuity under the plan shall be designated by the participant; if no designation is made, the percentage payable for the life of the spouse shall be 50%.

4.5. Spouse (surviving spouse): The spouse or surviving spouse of the participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code.

4.6. Annuity starting date: The first day of the first period for which an amount is paid as an annuity or any other form.

4.7. Vested account balance: The aggregate value of the participant's vested account balances derived from employer and employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the participant's life. The provisions of this article shall apply to a participant who is vested in amounts attributable to employer contributions, employee contributions (or both) at the time of death or distribution.

Section 5.      Notice Requirements.

5.1. In the case of a qualified joint and survivor annuity, the plan administrator shall no less than 30 days and no more than 90 days prior to the annuity starting date provide each participant a written explanation of: (i) the terms and conditions of a qualified joint and survivor annuity; (ii) the participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (iii) the rights of a participant's spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

The annuity starting date for a distribution in a form other than a qualified joint and survivor annuity may be less than 30 days after receipt of the written explanation described in the preceding paragraph provided: (a) the participant has been provided with information that clearly indicates that the participant has at least 30 days to consider whether to waive the qualified joint and survivor annuity and elect (with spousal consent) to a form of distribution other than a qualified joint and survivor annuity; (b) the participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the qualified joint and survivor annuity is provided to the participant; and (c) the annuity starting date is a date after the date that the written explanation was provided to the participant.

5.2. In the case of a qualified  preretirement  survivor annuity as described in section 3 of this article, the plan administrator shall provide each participant within the applicable period for such participant a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of section 5.1 applicable to a qualified joint and survivor annuity.

The applicable period for a participant is whichever of the following periods ends last: (i) the period beginning with the first day of the plan year in which the participant attains age 32 and ending with the close of the plan year preceding the plan year in which the participant attains age 35; (ii) a reasonable period ending after the individual becomes a participant; (iii) a reasonable period ending after section 5.3 ceases to apply to the participant;
(iv) a reasonable period ending after this article first applies to the participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a participant who separates from service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii), (iii) and (iv) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a participant who separates from service before the plan year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a participant thereafter returns to employment with the employer, the applicable period for such participant shall be redetermined.

5.3. Notwithstanding the other requirements of this section 5, the respective notices prescribed by this section need not be given to a participant if (1) the plan "fully subsidizes" the costs of a qualified joint and survivor annuity or qualified preretirement survivor annuity, and (2) the plan does not allow the participant to waive the qualified joint and survivor annuity or qualified preretirement survivor annuity and does not allow a married participant to designate a nonspouse beneficiary. For purposes of this section 5.3, a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the participant may result from the participant's failure to elect another benefit.


Section 6.      Safe harbor rules.

6.1. This section shall apply to a participant in a profit-sharing plan, and to any distribution, made on or after the first day of the first plan year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in section 72(o)(5)(B) of the Code, and maintained on behalf of a participant in a money purchase pension plan, (including a target benefit plan) if the following conditions are satisfied: (1) the participant does not or cannot elect payments in the form of a life annuity; and (2) on the death of a participant, the participant's vested account balance will be paid to the participant's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has consented in a manner conforming to a qualified election, then to the participant's designated beneficiary. The surviving spouse may elect to have distribution of the vested account balance commence within the 90-day period following the date of the participant's death. The account balance shall be adjusted for gains or losses occurring after the participant's death in accordance with the provisions of the plan governing the adjustment of account balances for other types of distributions. This section 6 shall not be operative with respect to a participant in a profit-sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit-sharing plan which is subject to the survivor annuity requirements of section 401(a)(11) and section 417 of the Code. If this section 6 is operative, then the provisions of this article, other than section 7, shall be inoperative.

6.2. The participant may waive the spousal death benefit described in this section at any time provided that no such waiver shall be effective unless it satisfies the conditions of section 4.3 (other than the notification requirement referred to therein) that would apply to the participant's waiver of the qualified preretirement survivor annuity.

6.3. For purposes of this section 6, vested account balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of section 72(o)(5)(B) of the Code. In the case of a profit-sharing plan, vested account balance shall have the same meaning as provided in section 4.7.

Section 7.      Transitional rules.

7.1. Any living participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this article must be given the opportunity to elect to have the prior sections of this article apply if such participant is credited with at least one hour of service under this plan or a predecessor plan in a plan year beginning on or after January 1, 1976, and such participant had at least 10 years of vesting service when he or she separated from service.

7.2. Any living participant not receiving benefits on August 23, 1984, who was credited with at least one hour of service under this plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a plan year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with section 7.4 of this article.

7.3. The respective opportunities to elect (as described in sections 7.1 and 7.2 above) must be afforded to the appropriate participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said participants.

7.4. Any participant who has elected pursuant to section 7.2 of this article and any participant who does not elect under section 7.1 or who meets the requirements of section 7.1 except that such participant does not have at least 10 years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

(a) Automatic joint and survivor annuity. If benefits in the form of a life annuity become payable to a married participant who:

(1) begins to receive payments under the plan on or after normal retirement age; or

(2) dies on or after normal retirement age while still working for the employer; or

(3) begins to receive  payments on or after the qualified early  retirement age;
or

(4) separates from service on or after attaining normal retirement age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the plan and thereafter dies before beginning to receive such benefits;

then such benefits will be received under this plan in the form of a qualified joint and survivor annuity, unless the participant has elected otherwise during the election period. The election period must begin at least 6 months before the participant attains qualified early retirement age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the participant at any time.

(b) Election of early survivor annuity. A participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the qualified joint and survivor annuity if the participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the participant at any time. The election period begins on the later of (1) the 90th day before the participant attains the qualified early retirement age, or (2) the date on which participation begins, and ends on the date the participant terminates employment.

(c) For purposes of this section 7.4:

(1) Qualified early retirement age is the latest of:

(i) the earliest date, under the plan, on which the participant may elect to receive retirement benefits,

(ii) the first day of the 120th month beginning before the participant reaches normal retirement age, or

(iii) the date the participant begins participation.

(2) Qualified joint and survivor annuity is an annuity for the life of the participant with an survivor annuity for the life of the spouse as described in section 4.4 of this article.

Section 8.      Vesting on distribution before break in service, cash outs:

If an employee terminates service, and the value of the employee's vested account balance derived from employer and employee contributions is not greater than $5,000 (or such lesser amount as selected by the employer in the adoption agreement), the employee will receive a distribution of the value of the entire vested portion of such account balance and the nonvested portion will be treated as a forfeiture. If an employee would have received a distribution under the preceding sentence but for the fact that the employee's vested account balance exceeds $5,000 (or such lesser amount as selected by the employer in the adoption agreement) when the employee terminated service and if at a later time such account balance is reduced such that it is not greater than $5,000 (or such lesser amount as selected by the employer in the adoption agreement), the employee will receive a distribution of such account balance and the nonvested portion will be treated as a forfeiture. For purposes of this section, if the value of an employee's vested account balance is zero, the employee shall be deemed to have received a distribution of such vested account balance. A participant's vested account balance shall not include (1) accumulated deductible employee contributions within the meaning of section 72(o)(5)(B) of the Code for the plan years beginning prior to January 1, 1989, and (2) if elected by the employer in the adoption agreement, the portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of section 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.

If an employee terminates service and elects, in accordance with the requirements of section 8, to receive the value of the employee's vested account balance, the nonvested portion will be treated as a forfeiture. If the employee elects to have distributed less than the entire vested portion of the account balance derived from employer contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to employer contributions and the denominator of which is the total value of the vested employer derived account balance.

If an employee receives or is deemed to receive a distribution pursuant to this section and the employee resumes employment covered under this plan, the employee's employer-derived account balance will be restored to the amount on the date of distribution if the employee repays to the plan the full amount of the distribution attributable to employer contributions before the earlier of 5 years after the first date on which the participant is subsequently re-employed by the employer, or the date the participant incurs 5 consecutive 1-year breaks in service following the date of the distribution. If an employee is deemed to receive a distribution pursuant to this section, and the employee resumes employment covered under this plan before the date the participant incurs 5 consecutive 1-year breaks in service, upon the reemployment of such employee, the employer-derived account balance of the employee will be restored to the amount on the date of such deemed distribution.

If a distribution is made at a time when a participant has a nonforfeitable right to less than 100 percent of the account balance derived from employer contributions and the participant may increase the nonforfeitable percentage in the account:

(1) A separate account will be established for the participant's interest in the plan as of the time of the distribution, and

(2) At any relevant time the participant's nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:

      X=P (AB + (R x D)) - (R x D)

For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

Section 9.      Restrictions on immediate distributions:

1. General Rule. If payment in the form of a qualified joint and survivor annuity is required with respect to a participant and either the value of a participant's vested account balance derived from employer and employee contributions exceeds $5,000 or there are remaining payments to be made with respect to a particular distribution option that previously commenced, and the account balance is immediately distributable, the participant must consent to any distribution of such account balance.

     If payment in the form of a qualified joint and survivor annuity is not required with respect to a participant and the value of a participant's vested account balance derived from employer and employee contributions exceeds $5,000, and the account balance is immediately distributable, the participant must consent to any distribution of such account balance.

     The consent of the participant and the participant's spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The plan administrator shall notify the participant and the participant's spouse of the right to defer any distribution until the participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the plan in a manner that would satisfy the notice requirements of section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date. However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, the plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the participant, after receiving the notice, affirmatively elects a distribution.

     Notwithstanding the foregoing, only the participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the account balance is immediately distributable. (Furthermore, if payment in the form of a qualified joint and survivor annuity is not required with respect to the participant pursuant to Article 12, section 6 of the plan, only the participant need consent to the distribution of an account balance that is immediately distributable). Neither the consent of the participant nor the participant's spouse shall be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. In addition, upon termination of this plan if the plan does not offer an annuity option (purchased from a commercial provider) and if the employer or any entity within the same controlled group as the employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code), the participant's account balance will, without the participant's consent, be distributed to the participant. However, if any entity within the same controlled group as the employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code then the participant's account balance will be transferred, without the participant's consent, to the other plan if the participant does not consent to an immediate distribution.

     An account balance is immediately distributable if any part of the account balance could be distributed to the participant (or surviving spouse) before the participant attains or would have attained if not deceased) the later of normal retirement age or age 62.

2. For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first plan year beginning after December 31, 1988, the participant's vested account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of section 72(o)(5)(B) of the Code.


Section 10.     Commencement of benefits:

Unless the participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the plan year in which:

(1) the participant attains age 65 (or normal retirement age, if earlier);

(2) occurs the 10th anniversary of the year in which the participant commenced participation in the plan; or,

(3) the participant terminates service with the employer.

Notwithstanding the foregoing, the failure of a participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Article 12, section 9 of the plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

Section 11.     Early retirement with age and service requirement:

If a participant separates from service before satisfying the age requirement for early retirement, but has satisfied the service requirement, the participant will be entitled to elect an early retirement benefit upon satisfaction of such age requirement.

Section 12      Nontransferability of annuities:

Any annuity contract distributed herefrom must be nontransferable.


ARTICLE 13                      Required Minimum Distributions

Section 1.      General Rules.

1.1. Subject to Article 12, Joint and Survivor Annuity Requirements, the requirements of this article shall apply to any distribution of a participant's interest and will take precedence over any inconsistent provisions of this plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 2002.

1.2. All distributions required under this article shall be determined and made in accordance with the proposed regulations under section 401(a)(9), including the minimum distribution incidental benefit requirement of section 401(a)(9)(G) of the Code.

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

1.3 As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

(a) the life of the participant,

(b) the joint lives of the participant and a designated beneficiary,

(c)  a  period  certain  not  extending   beyond  the  life  expectancy  of  the
participant, or

 (d) a period certain not extending beyond the joint and last survivor expectancy of the participant and a designated beneficiary.

Section 2.      Time and Manner of Distributions

2.1 Required Beginning Date. The entire interest of a participant must be distributed or begin to be distributed no later than the participant's required beginning date.

2.2 Death of Participant  Before  Distributions  Begin. If the participant  dies
before   distributions   begin,  the  participant's   entire  interest  will  be
distributed, or begin to be distributed, no later than as follows:

(a) If the participant's surviving spouse is the participant's sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70 1/2, if later.

(b)    If the  participant's  surviving  spouse  is not the  participant's  sole
       designated  beneficiary,   then,  except  as  provided  in  the  adoption
       agreement, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.

(c) If there is no designated beneficiary as of September 30 of the year following the year of the participant's death, the participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

(d) If the participant's surviving spouse is the participant's sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse are required to begin, this section, other than (a), will apply if the surviving spouse were the participant.

       For purposes of section 2.2 and section 4, unless section 2.2(d) applies, distributions are considered to begin on the participant's required beginning date. If 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse. If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the participant's required beginning date (or to the participant's surviving spouse before the date distributions are required to begin to the surviving spouse under 2.2(a), the date distributions are considered to begin is the date distributions actually commence.

2.3. Other forms of Distributions.

Unless the participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single-sum on or before the required beginning date, as of the first distribution calendar distributions will be made in accordance with sections 3 and 4 of this article. If the participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the regulations thereunder.


Section 3. Required Minimum Distributions During the Participant's Lifetime and Death Distribution Provisions.

3.1 Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

     (a) the quotient obtained by dividing the participant's account balance by the distribution period in the Uniform Lifetime Table set forth in
          Section 1.401 (a)(9)-9, Q&A-2, of the regulations, using the participant's age as of the participant's birthday in the distribution calendar year; or

     (b) if the participant's sole designated beneficiary for the distribution calendar year is the participant's spouse, the quotient obtained by dividing the participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q&A-3, of the regulations, using the participant's and spouse's attained ages of the participant's and spouse's birthdays in the distribution calendar year.

3.2 Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this section beginning with the first distribution calendar year and continuing up to and including the distribution calendar year that includes the participant's date of death.

Section 4       Required Minimum Distributions After Participant's Death.

4.1 Death On or After Date Distributions Begin.

     (a) Participant Survived by Designated Beneficiary. If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant's death is the quotient obtained by dividing the participant's account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant's designated beneficiary, determined as follows:

          (1) The participant's remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

          (2) If the participant's surviving spouse is the participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

          (3) If the participant's spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant's death, reduced by one for each subsequent year.

     (b) No Designated Beneficiary. If the participant dies on or after the date distributions begin and there is no designated beneficiary as of the September 30 of the year after the year of the participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant's death is the quotient obtained by dividing the participant's account balance by the participant's remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

4.2 Death Before Date Distributions Begin.

     (a) Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant's death is the quotient obtained by dividing the participant's account balance by the remaining life expectancy of the participant's designated beneficiary, determined as provided in Section 4.1.

     (b) No Designated Beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of the September 30 of the year following the year of the participant's death, distribution of the participant's entire interest will be completed by the December 31 of the calendar year containing the fifth anniversary of the participant's death.

     (c) Death of the Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the participant dies before the date distributions begin, the participant's surviving spouse is the participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 2.2(a), this section will apply as if the surviving spouse were the participant.

Section 5.      Definitions

5.1. Designated beneficiary. The individual who is designated by the participant (or the participant's surviving spouse) as the beneficiary of the participant's interest under the plan and who is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-4 of the regulations.

5.2. Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant's required beginning date. For distributions beginning after the participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to section 2.2 above. The required minimum distribution for the participant's first distribution calendar year will be made on or before the participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

5.3. Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9, Q&A-1, of the regulations.

5.4. Participant's account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year. (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.5. Required Beginning Date: One of the following as selected by the employer in the adoption agreement.

(1) The required beginning date of a participant is the April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2.

(2) The required beginning date of a participant is the April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2, except that benefit distributions to a participant (other than a 5-percent owner) with respect to benefits accrued after the later of the adoption or effective date of the amendment to the plan that implements the changes to the required beginning date of this paragraph must commence by the later of the April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2 or retires.

(3) The required beginning date of a participant is the later of the April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2 or retires except that benefit distributions to a 5-percent owner must commence by the April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2.

(a) If elected by the employer in the adoption agreement, any participant (other than a 5-percent owner) attaining age 70 1/2 in years after 1995 may elect by April 1 of the calendar year following the year in which the participant attained age 70 1/2, (or by December 31, 1997 in the case of a participant attaining age 70 1/2 in 1996) to defer distributions until the April 1 of the calendar year following the calendar year in which the participant retires. If no such election is made, the participant will begin receiving distributions by the April 1 of the calendar year following the year in which the participant attained age 70 1/2 (or by December 31, 1997 in the case of a participant attaining age 70 1/2 in 1996)

(b) If elected by the employer in the adoption agreement, any participant (other than a 5-percent owner) attaining age 70 1/2 in years prior to 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the year in which the participant retires. To satisfy the Joint and Survivor Annuity Requirements described in Article 12, the requirements in Notice 97-75, Q&A-8, must be satisfied for any participant who elects to stop distributions. There is either (as elected by the employer in Article 13, section 6.5 of the adoption agreement):

(i) a new annuity starting date upon recommencement, or

(ii) no new annuity starting date upon recommencement.

5.6 5-percent owner. A participant is treated as a 5-percent owner for purposes of this section if such participant is a 5 percent owner as defined in section 416 of the Code at any time during the plan year ending with or within the calendar year in which such owner attains age 70 1/2.

Once distributions have begun to a 5-percent owner under this section, they must continue to be distributed, even if the participant ceases to be a 5-percent owner in a subsequent year.

Section 6.      TEFRA Section 242(b)(2) Elections

6.1. Notwithstanding the other requirements of this article and subject to the requirements of Article 12, Joint and Survivor Annuity Requirements, distribution on behalf of any employee, including a 5-percent owner, who has made a designation under section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act(a "section 242(b)(2) election") may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(a) The distribution by the plan is one which would not have disqualified such plan under section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

(b) The distribution is in accordance with a method of distribution designated by the employee whose interest in the plan is being distributed or, if the employee is deceased, by a beneficiary of such employee.

(c) Such designation was in writing, was signed by the employee or the beneficiary, and was made before January 1, 1984.

(d)  The employee had accrued a benefit under the plan as of December 31, 1983.

(e) The method of distribution designated by the employee or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the employee's death, the beneficiaries of the employee listed in order of priority.

6.2. A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the employee.

6.3. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the employee, or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections 6.1(a) and (e).

6.4. If a designation  is revoked any subsequent  distribution  must satisfy the
     requirements  of  section   401(a)(9)  of  the  Code  and  the  regulations
     thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in
     Section 1.401(a) (9) -8, Q&A-14 and Q&A-15, shall apply.

Section 7       Transition Rules:

7.1 For plans in existence before 2003, required minimum distributions before 2003 were made pursuant to section 6, if applicable, and sections 7.2 through
7.4 below.

7.2 2000 and Before. Required minimum distributions for calendar years after 1984 and before 2001 were made in accordance with section 401(a)(9) and the proposed regulations thereunder published in the Federal Register on July 27, 1987 (the "1987 Proposed Regulations").

7.3 2001. Required minimum distributions for the calendar year 2001 were made in accordance with section 401(a)(9) and the 1987 Proposed Regulations, unless the adoption agreement provides that required minimum distributions for 2001 were made pursuant to the proposed regulations under section 401(a)(9) published in the Federal Register on January 17, 2001 (the"2001 Proposed Regulations"). If distributions were made in 2001 under the 1987 Propsed Regulations prior to the date in 2001 the plan began operating under the 2001 Proposed Regulations, the special transition rule in Announcement 2001-82, 2001-2 C.B. 123 applied.

7.4 2002. Required minimum distributions for calendar year 2002 were made in accordance with section 401(a)(9) and the 1987 Proposed Regulations unless either (a) or (b) below applies. (a) The adoption agreement provides that required minimum distributions for 2002 were made pursuant to the 2001 Proposed Regulations. (b) The adoption agreement provides that required minimum distributions for 2002 were made pursuant to the Final and Temporary regulations under section 401(a)(9) published in the Federal Register on April 17, 2002, (the "2002 Final and Temporary Regulations") which are described in sections 2 through 6 of this article. If distributions were made in 2002 under either the 1987 Proposed Regulations or the 2001Proposed Regulations prior to the date in 2002 the plan began operating under the 2002 Final and Temporary Regulations, the special transition rule in Section 1.2 of the model amendment in Rev. Proc. 2002-29, 2002-1 C.B. 1176, applied.

Section 8       Optional forms of benefit:

The optional forms of benefit provided by this plan are as follows:

(a)  the life of the participant,

(b)  the life of the participant and a designated beneficiary,

(c)  a  period  certain  not  extending   beyond  the  life  expectancy  of  the
     participant,

(d) a period certain not extending beyond the joint and last survivor expectancy of the participant and a designated beneficiary, or

(e)  a single lump sum.

These optional forms are available to all employees, and are not subject to employer discretion.


ARTICLE 14                      Direct Rollovers

Section 1.      Rollover at distributee's election:

This Article applies to distributions made after December 31, 2001. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this part, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct

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rollover.  If an eligible rollover distribution is less than $500, a distributee may not make the election described in the preceding sentence to rollover a portion of the eligible rollover distribution.

Section 2.      Definitions

2.1 Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Internal Revenue Code; any hardship distribution; the portion of any other distribution (s) that is not includible in gross income (determined without regard to the exclusion for net realized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

A  portion  of a  distribution  shall  not  fail  to  be  an  eligible  rollover distribution merely because the portion consists of after-tax employee contributions, which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the potion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

2.2 Eligible retirement plan: An eligible retirement plan is an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred  into such plan from this plan,  an  individual  retirement  account described in section 408(a) of the Code, and individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, or a qualified plan described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

If any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Roth account, an eligible retirement plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

2.3. Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified

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domestic  relations  order,  as  defined  in  section  414(p) of the  Code,  are distributees with regard to the interest of the spouse or former spouse.

2.4. Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

Section 3.      Automatic Rollovers

In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of section 2.1, if the participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the participant in a direct rollover or to receive the distribution directly in accordance with section(s) 2, then the plan administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the plan administrator. For purposes of determining whether a mandatory distribution is greater than $1,000, the portion of the participant's distribution attributable to any rollover contribution is included.

Section 4.      Rollovers from other plans

If provided by the employer in the adoption agreement, the plan will accept participant rollover contributions and / or direct rollovers of distributions made after December 31, 2001, from the types of plans specified in the adoption agreement, beginning on the effective date specified in the adoption agreement.

ARTICLE 15                      Vesting Provisions

Section 1       Designation of vesting computation period:

For purposes of computing an employee's nonforfeitable right to the account balance derived from employer contributions, years of service and breaks in service will be measured by the plan year.

Section 2       Full vesting upon attainment of normal retirement age:

Notwithstanding  the  vesting  schedule  elected by the  employer in Article 15, section 2 of the adoption agreement, an employee's right to his or her account balance must be nonforfeitable upon the attainment of normal retirement age.

Section 3       Vesting break in service--1-year holdout:

In the case of a participant who has incurred a 1-year break in service, years of service before such break will not be taken into account until the participant has completed a year of service after such break in service.

Section 4       Vesting break in service - rule of parity

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In the  case of a  participant  who has 5 or more  consecutive  1-year  beaks in service, the participant's pre-break service will count in vesting of the employer-derived accrued benefit only if either


          (I) such participant has any nonforfeitable interest in the accrued benefit attributable to employer contributions at the time of separation of service, or

          (II) upon returning to service the number of consecutive 1-year breaks in service is less than the number of years of service.

Section 5       Vesting for pre-break and post-break account:

In the case of a participant who has 5 consecutive 1-year breaks in service, all years of service after such breaks in service will be disregarded for the purpose of vesting the employer-derived account balance that accrued before such breaks, but both pre-break and post-break service will count for the purposes of vesting the employer-derived account balance that accrues after such breaks. Both accounts will share in the earnings and losses of the fund.

In the case of a participant who does not have 5 consecutive 1-year breaks in service, both the pre-break and post-break service will count in vesting both the pre-break and post-break employer-derived account balance.


Section 6       Amendment of vesting schedule:

If the plan's vesting schedule is amended, or the plan is amended in any way that directly or indirectly affects the computation of the participant's nonforfeitable percentage or if the plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each participant with at least 3 years of service with the employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the plan without regard to such amendment or change. For participants who do not have at least 1 hour of service in any plan year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 years of service" for "3 years of service" where such language appears.

The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(1) 60 days after the amendment is adopted;

(2) 60 days after the amendment becomes effective; or

(3) 60 days after the participant is issued written notice of the amendment by the employer or plan administrator.

Section 7.      Amendments affecting vested and/or accrued benefits:

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No amendment to the plan shall be effective to the extent that it has the effect of decreasing a participant's accrued benefit. Notwithstanding the preceding sentence, a participant's account balance may be reduced to the extent permitted under section 412(c)(8) of the Code. For purposes of this paragraph, a plan amendment which has the effect of decreasing a participant's account balance with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a plan is amended, in the case of an employee who is a participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such employee's employer-derived accrued benefit will not be less than the percentage computed under the plan without regard to such amendment.

No amendment to the plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a plan amendment that eliminates or restricts the ability of a participant to receive payment of his or her account balance under a particular optional form of benefit if the amendment satisfies the conditions in (1) and (2) below:

     (1) The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the participant) except with respect to the timing of payments after commencement.

     (2) The amendment is not effective unless the amendment provides that the amendment shall not apply to any annuity with a distribution date earlier than the earlier of: (i) the 90th day after the date the participant receiving the distribution has been furnished a summary that reflects the amendment and satisfies the ERISA requirements at 29 CFR 2520.104b-3 relating to a summary of material modifications or (ii) the first day of the second plan year following the plan year in which the amendment was adopted.


ARTICLE 16                      Top - heavy Provisions

     If the plan is or becomes top-heavy in any plan year, the provisions of sections 1 through 4 will supersede any conflicting provisions in the plan or adoption agreement.

Section 1       Top - heavy definitions:

(i) Key employee: In determining whether the plan is top-heavy for plan years beginning after December 31, 2001, key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date is an officer of the employer if such individual's annual compensation exceeds $130,000 (as adjusted under section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer who has an annual compensation

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     of more than $150,000.  In determining whether a plan is top-heavy for plan years beginning before January 1, 2002, key employee means any employee or former employee (including any deceased employee) who at any time during the 5-year period ending on the determination date, is an officer of the employer having an annual compensation that exceeds 50 percent of the dollar limitation under section 415(b)(1)(A), an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in the employer if such individual's compensation exceeds 100 percent of the dollar limitation under section 415(c)(1)(A) of the Code, a 5-percent owner of the employer, or a 1-percent owner of the employer who has an annual compensation of more than $150,000. Annual compensation means compensation as defined in Article 9, section 5.2 of the adoption agreement, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under sections 402(g)(3) and section 125, section 132(f)(4), section 402(e)(3), section 402(h)(1)(B) or section 403(b) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(ii) Top-heavy plan: This plan is top-heavy if any of the following conditions exists:

     (a)  If the top-heavy  ratio for this plan exceeds 60 percent and this plan
          is  not  part  of  any  required   aggregation   group  or  permissive
          aggregation group of plans.

     (b) If this plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent.

     (c) If this plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

(iii) Top-heavy ratio:

     (a) If the employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees as of the determination date(s) (including any part of any account balance distributed in the 1-year period ending on the determination date(s)) (5-year period ending on the determination date in the case of a distribution made for a reason other than severence from employment, death or disability and in determining whether the plan is top-heavy for plan years beginning before January 1, 2002), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1-year period ending on the determination date(s) ) (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death, or disability and in determining whether the

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

          plan is top-heavy for plan years beginning before January 1, 2002), both computed in accordance with section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

     (b) If the employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the determination date (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death, or disability and in determining whether the plan is top-heavy for plan years beginning before January 1, 2002).

     (c) For purposes of (a) and (b) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (1) who is not a key employee but who was a key employee in a prior year, or (2) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the 1-year period (5-year period in determining whether the plan is top-heavy for plan years beginning before January 1, 2002) ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

     The accrued benefit of a participant other than a key employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all

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

     defined benefit plans maintained by the employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

(iv) Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of the employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

(v) Required aggregation group: (1) Each qualified plan of the employer in which at least one key employee participates or participated at any time during the plan year that includes the determination date or any of the four preceding plan years (regardless of whether the plan has terminated), and (2) any other qualified plan of the employer which enables a plan described in (1) to meet the requirements of sections 401(a)(4) or 410 of the Code.

(vi) Determination date: For any plan year subsequent to the first plan year, the last day of the preceding plan year. For the first plan year of the plan, the last day of that year.

(vii) Valuation date: The date elected by the employer in Article 16, section 1 of the adoption agreement as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

(viii) Present value: Present value shall be based only on the interest and mortality rates specified in the adoption agreement.

Section 2       Minimum allocation:

(1) Except as otherwise provided in (3) and (4) below, the employer contributions and forfeitures allocated on behalf of any participant who is not a key employee shall not be less than the lesser of three percent of such participant's compensation or in the case where the employer has no defined benefit plan which designates this plan to satisfy section 401 of the Code, the largest percentage of employer contributions and forfeitures, as a percentage of key employee's compensation, as limited by section 401(a)(17) of the Code, allocated on behalf of any key employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other plan provisions, the participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the participant's failure to complete 1,000 hours of service (or any equivalent provided in the plan), or (ii) the participant's failure to make mandatory employee contributions to the plan, or (iii) compensation less than a stated amount.

(2) For purposes of computing the minimum allocation, compensation shall mean compensation as defined in Article 9, section 5.2 of the adoption agreement, but including any elective deferral (as defined in section Code section 402(g)(3) and any amount which is contributed or deferred by the employer at the election of the employee and which is not includable in the gross income of the employee by reason of sections 125 (including deemed section 125 compensation if elected in the adoption agreement), 132(f)(4) or 457.

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

(3) The provision in (1) above shall not apply to any participant who was not employed by the employer on the last day of the plan year.

(4) The provision in (1) above shall not apply to any participant to the extent the participant is covered under any other plan or plans of the employer and the employer has provided in Article 16, section 1 of the adoption agreement that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

Section 3       Nonforfeitability of minimum allocation:

The minimum allocation required (to the extent required to be nonforfeitable under section 416(b)) may not be forfeited under section 411(a)(3)(B) or 411(a)(3)(D).

Section 4       Minimum vesting schedules:

For any plan year in which this plan is top-heavy, one of the minimum vesting schedules as elected by the employer in the adoption agreement will automatically apply to the plan. The minimum vesting schedule applies to all benefits within the meaning of section 411(a)(7) of the Code except those attributable to employee contributions, including benefits accrued before the effective date of section 416 and benefits accrued before the plan became top-heavy.

Further, no decrease in a participant's nonforfeitable percentage may occur in the event the plan's status as top-heavy changes for any plan year. However, this section does not apply to the account balances of any employee who does not have an hour of service after the plan has initially become top-heavy and such employee's account balance attributable to employer contributions and forfeitures will be determined without regard to this section.


ARTICLE 17                      Trustee

Section 1.      Responsibility:

The trustee shall receive, hold, invest, administer and distribute the trust fund in accordance with the provisions of the plan and upon direction by administrator or other named fiduciary as herein set forth. The interest of others in the assets of the trust fund shall be only the right to have such assets received, held, invested, administered and distributed in accordance with the provisions of the plan.

Section 2. Annual valuation of assets; allocation of trust earnings and losses:

The assets of the plan will be valued annually at fair market value as of the last day of the plan year. On such date, the earnings and losses of the plan will be allocated to each participant's account in the ratio that such account balance bears to all account balances.

Section 3.      Earmarked investments:

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

As elected by the employer in Article 17,  section 3 of the Adoption  Agreement,
(a) each participant will direct the plan as to the type of investment to be purchased with the participant's account, or (b) each employee will have a ratable interest in all assets under the plan.

Section 4.      Records and accounts of trustee:

The trustee shall maintain accurate and detailed records and accounts of all transactions of the plan, which shall be available at all reasonable times for inspection or audit by any person designated by the employer or the administrative committee and by any other person or entity to the extent required by law.

Section 5.      Cash basis for accounts:

All accounts of the trustee shall be kept on a cash basis.

Section 6.      Annual reports:

As soon as practicable following the close of each plan year and following the effective date of the termination of the plan, the trustee shall file with the administrative committee a written report setting forth all transactions with respect to the trust fund during such plan year or during the period from the close of the last plan year to the date of such termination and listing the assets of the trust fund and the market value thereof at the close of the period covered by such report. The trustee shall also provide the committee with such other information in its possession as may be necessary for the committee to conform with the requirements of Section 103 of ERISA.

Section 7.      Investment of the trust fund:

Except as otherwise provided in the plan, the net income and profits of the trust fund shall be accumulated, added to the principal of the trust fund, and invested and reinvested therewith as a single fund. The trustee is authorized to invest the trust fund in such bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, preferred or common stocks or in such other property, real or personal, within the United States, as the trustee may deem advisable, subject to the provisions of sections 404 and 406 of ERISA. The trustee in its discretion may hold in cash such portion of the trust fund as shall be reasonable under the circumstances, pending investment or payment of expenses or distribution of benefits. While it is intended that the committee direct the investments by written direction to the trustee (if the employer so desires), the trustee may deny or veto any direction it deems to be imprudent.

The trustee shall not acquire "collectibles" for individually directed accounts. "Collectibles" include any work of art, rug, antique, metal, gem, stamp, coin, alcoholic beverage, or any other item of tangible personal property specified by the IRS.

Section 8.      Investments in pooled funds:

Notwithstanding any other provisions of this agreement, all or any part of the assets may be invested in any collective investment trust which then provides for the pooling of the

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assets of plans  qualified  under  section  401(a) of the Code and  exempt  from taxation under section 501(a) of the Code provided that such collective investment trust is exempt from tax under the Code or regulations or rulings issued by the Internal Revenue Service.

Section 9.      Trustee's powers:

The investment powers of the plan and trust are made subject to the "prudent man" rule of ERISA section 404(a)(1)(B). The "prudent man" rule requires a fiduciary to discharge his duties with respect to a plan solely in the interest of the participants and beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The trustee shall have the following powers, rights and duties in addition to those vested in it elsewhere in the plan or by law:

(a) to retain, manage, improve, repair, operate and control any assets of the trust fund;

(b) to sell, convey, transfer, exchange, partition, grant options with respect to, lease for any term (even though such terms extend beyond the duration of this trust fund or commence in the future), mortgage, pledge, or otherwise deal with or dispose of any assets of the trust fund in such manner, for such consideration and upon such terms and conditions as the trustee, in its discretion, shall determine;

(c) to invest the trust fund in deposits which bear a reasonable and competitive interest rate;

(d) to employ such agents and counsel as may be reasonably necessary in collecting, managing, administering, investing, distributing and protecting the trust fund and the assets thereof and to pay them reasonable compensation;

(e) to settle, compromise or abandon all claims and demands in favor of or against the trust fund;

(f) to borrow money for the trust fund from anyone (other than a "party in interest", as defined in Section 3(14) of ERISA), with or without giving security from the trust fund;

(g) to vote any corporate stock either in person or by proxy for any purpose; to exercise any conversion privilege, subscription right or any other right or option given to the trustee as the owner of any security owned by the trust fund and to make any payments incidental thereto; to consent to take any action in connection with, and receive and retain any securities resulting from any reorganization, consolidation, merger, readjustment of the financial structure, sale, lease or other disposition or the assets of any corporation or other organizations, the securities of which may be an asset of the trust fund;

(h) to organize and incorporate (or participate in the organization or incorporation of) under the laws of any state, a corporation for the purpose of acquiring the holding title to any property which the trustee is authorized to acquire for the trust fund and to exercise with respect thereto any of the powers, rights, and duties it has with respect to other assets of the trust fund;

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(i) to cause title to the assets of the trust fund to be held in the name of the trustee or in the name of a nominee, in bearer form so that title will pass by delivery or in any other manner authorized by the laws of the State of incorporation of the trustee, if a corporate trustee, or the State of residence, if an unincorporated trustee, provided the records of the trustee shall indicate the true ownership of such assets; and

(j) to exercise any of the powers and rights of an individual owner with respect to any property of the trust fund and to do all other acts in its judgement necessary or desirable for the proper administration of the trust fund although the power to do such acts is not specifically set forth herein.

Section 10.     Consultation with counsel:

The trustee may consult with legal counsel, who may be counsel for the employer, in respect to any of its rights, duties or obligations hereunder.

Section 11.     Compensation and expenses:

All reasonable costs, charges and expenses incurred by the trustee in connection with its administration of the trust fund, including fees for legal services rendered to the trustee and such reasonable compensation to the trustee as may be agreed upon from time to time between the employer and the trustee, through a written fee agreement or other comparable document, may be paid by the employer, but if not paid by the employer shall be paid from the trust fund.

A trustee or other plan fiduciary who is also an employee of the employer may not receive any compensation for services provided to the plan.

Section 12.     Employer securities and real property:

The trustee may not invest more than 25% of plan assets in "qualifying employer securities" or "qualifying employer real property" as these terms are defined in section 407(d) of ERISA.

Notwithstanding the above limitation, if participants are permitted to direct all or a portion of contributions to their accounts to the purchase of qualifying employer securities, the 25% limitation of this section 16.12 shall not apply.

Section 13.     Funding policy:

The discretion of the trustee in investing and reinvesting the principal and income of the trust fund shall be subject to such funding policy, and any changes thereof from time to time, as the committee may, pursuant to the plan, adopt and communicate to the trustee in writing. It shall be the duty of the trustee to act strictly in accordance with such funding policy, and any changes therein, as so communicated to the trustee in writing, provided that all such instructions to the trustee fulfill its fiduciary standards of quality and diversification.

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Section 14.     Co-Trustees:

Where more than one individual trustee is appointed, the right to make any decision or undertake any action shall be a joint responsibility of all co-trustees except that the employer may designate that one or more trustees shall have the right to execute any documents affecting this trust. If one or more co-trustees dies or resigns, or is legally incapacitated, the remaining trustee(s) shall continue to administer this trust until such time as the employer appoints a successor or successors.

Appointment of a successor co-trustee shall vest the new co-trustee(s) with title to all trust property jointly, with rights of survivorship, with the continuing trustee(s), upon acceptance of the appointment and without the necessity of the reregistration of property held by the trust in the name of the trust or in the name of co-trustees.

No co-trustee shall be liable for any loss resulting from the acts or omissions of another co-trustee to whom specific responsibilities, obligations or duties have been allocated by agreement of the co-trustees and the committee or employer, except where a co-trustee knowingly participates in or conceals a fiduciary breach of another co-trustee or, having knowledge of such breach, does not make reasonable efforts under the circumstances to remedy such breach, or enables a co-trustee to commit a breach by failure to carry out his own trustee responsibilities with reasonable care, prudence and diligence.



ARTICLE 18                      Amendment and Termination

Section 1.      Sponsor's power to amend:

The sponsor may amend any part of the plan. For purposes of sponsor amendments, the mass submitter shall be recognized as the agent of the sponsor. If the sponsor does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan.


Section 2.      Amendment by adopting employer:

The employer may (1) change the choice of options in the adoption agreement, (2) add overriding language in the adoption agreement when such language is necessary to satisfy section 415 or section 416 of the Code because of the required aggregation of multiple plans, and (3) amend administrative provisions of the trust or custodial document in the case of a nonstandardized plan and make more limited amendments in the case of a standardized plan such as the name of the plan, employer, trustee or custodian, plan administrator and other fiduciaries, the trust year, and the name of any pooled trust in which the plan's trust will participate, (4) add certain sample or model amendments published by the Internal Revenue Service or other required good faith amendments which specifically provide that their adoption will not cause the plan to be treated as individually designed and (5) add or change provisions permitted under the plan and/or specify or change the effective date of a provision as permitted under the plan and correct obvious

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and unambiguous typographical errors and/or cross-references that merely correct a reference but that do not in any way change the original intended meaning of the provisions. An employer that amends the plan for any other reason, including a waiver of the minimum funding requirement under section 412(d) of the Code, will no longer participate in this master or prototype plan and will be considered to have an individually designed plan.

Section 3.      Vesting--plan termination:

In the event of the termination or partial termination of the plan the account balance of each affected participant will be nonforfeitable.

Section 4.      Vesting--complete discontinuance of contributions:

In the event of a complete discontinuance of contributions under the plan, the account balance of each affected participant will be nonforfeitable.

Section 5.      Plan merger--maintenance of benefit:

In the event of a merger or consolidation with, or transfer of assets or liabilities to any other plan, each participant will receive a benefit immediately after such merger, etc. (if the plan then terminated) which is at least equal to the benefit the participant was entitled to immediately before such merger, etc. (if the plan had terminated).


ARTICLE 19                      Miscellaneous Plan Provisions

Section 1.      Inalienability of benefits:

No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.

Section 2.      Loans to participants:

(1) Loans shall be made available to all participants and beneficiaries on a reasonably equivalent basis.

(2) Loans shall not be made available to highly compensated employees (as defined in Article 1, section 10 of the plan) in an amount greater than the amount made available to other employees.

(3) Loans must be adequately secured and bear a reasonable interest rate.

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(4) No  participant  loan shall  exceed the present  value of the  participant's vested accrued benefit.

(5) A participant must obtain the consent of his or her spouse, if any, to use of the account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

(6) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the plan.

(7) For loans made before January 1, 2002, no loans will be made to any shareholder-employee or owner-employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

(8) Loan repayments will be suspended under this plan as permitted under ss.414(u)(4) of the Internal Revenue Code.

If a valid  spousal  consent has been  obtained in  accordance  with (5),  then, notwithstanding any other provision of this plan, the portion of the participant's vested account balance used as a security interest held by the plan by reason of a loan outstanding to the participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

(9) No loan to any participant or beneficiary can be made to the extent that such loan when added to the outstanding balance of all other loans to the participant or beneficiary would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the plan on the date the loan is made, or (b) one-half the present value of the nonforfeitable accrued benefit of the participant or, if greater, the total accrued benefit up to $10,000. For the purpose of the above limitation, all loans from all plans of the employer and other members of a group of employers described in sections 414(b), 414(c), and 414(m) of the Code are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal

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residence  of the  participant.  An  assignment  or pledge of any portion of the participant's interest in the plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the plan, will be treated as a loan under this paragraph.

Section 3.      Exclusive benefit:

The corpus or income of the trust may not be diverted to or used for other than the exclusive benefit of the participants or their beneficiaries.

Section 4.      Erroneous contributions:

Any contribution made by the employer because of a mistake of fact must be returned to the employer within one year of the contribution.

In the event the deduction of a contribution made by the employer is disallowed under section 404 of the Code, such contribution (to the extent disallowed) must be returned to the employer within one year of the disallowance of the deduction.

In the event that the Commissioner of Internal Revenue determines that the plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the employer must be returned to the employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the employer's return for the taxable year in which the plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

Section 5.      Failure of qualification:

If the employer's plan fails to attain or retain qualification, such plan will no longer participate in this master/prototype plan and will be considered an individually designed plan.

Section 6.      Crediting service with predecessor employer:

If the employer maintains the plan of a predecessor employer, service with such employer will be treated as service for the employer.

Section 7.      USERRA--Military Service Credit:

Notwithstanding any provision of this plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with ss.414(u) of the Internal Revenue Code.

Section 8.      Paired Plans:

The Gwynedd Company Plan No. 001 (401(k) Profit Sharing Prototype Plan) may be paired with The Gwynedd Company Plan No. 002 (Money Purchase Pension Prototype
Plan). When plans are paired, only one of the plans may allow for permitted disparity.

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When the  paired  plans are  top-heavy,  the Money  Purchase  Pension  Plan will provide a minimum contribution to each non-key employee which is equal to 3% of such employee's compensation.

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